Exhibit 99.1

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

BY AND AMONG

BROADCOM LIMITED,

a Company incorporated in Singapore

BROADCOM LIMITED,

a Delaware corporation

SILVER LAKE PARTNERS V, L.P.,

KKR AMERICAS FUND XII L.P.,

AND

CHIP JERSEY HOLDCO LIMITED,

as of February 11, 2018

TABLE OF CONTENTS

1.	Definitions	1

2.	Authorization, Purchase and Sale of Notes	6

2.1.	Authorization, Purchase and Sale	7
2.2.	Closing	7

3.	Representations and Warranties of the Company	8

3.1.	Organization and Power	8
3.2.	Capitalization	8
3.3.	Registration Rights	9
3.4.	Authorization	9
3.5.	Valid Issuance	9
3.6.	No Conflict	10
3.7.	Anti-Corruption; Anti-Money Laundering; Sanctions	10
3.8.	Consents	11
3.9.	SEC Reports; Financial Statements	11
3.10.	Absence of Certain Changes	12
3.11.	Absence of Litigation	12
3.12.	NASDAQ Global Select Market	12
3.13.	Investment Company Act	12
3.14.	General Solicitation; No Integration	13
3.15.	Brokers	13
3.16.	Reliance by the Purchasers	13

4.	Representations and Warranties of the Purchasers	13

4.1.	Organization	13
4.2.	Authorization	13
4.3.	No Conflict	14
4.4.	Consents	14
4.5.	Absence of Litigation	14
4.6.	The Purchaser’s Financing	14
4.7.	Brokers and Finders	14
4.8.	Purchase Entirely for Own Account	14
4.9.	General Solicitation	15
4.10.	Investor Status	15
4.11.	Securities Not Registered	15
4.12.	Reliance by the Company	16
4.13.	Ownership of Common Stock	16

5.	Covenants	16

5.1.	Antitrust Approval	16
5.2.	Shares Issuable Upon Conversion	16
5.3.	Further Assurances	17
5.4.	Information Rights	17

TABLE OF CONTENTS (CONTINUED)

5.5.	Restrictions on Hedging	18
5.6.	Specific Performance	18
5.7.	Cooperation	19
5.8.	Use of Proceeds	19
5.9.	PATRIOT Act	19
5.10.	Officers Certificate	19
5.11.	Back Leverage Cooperation	19

6.	Conditions Precedent	20

6.1.	Conditions to the Obligation of the Purchasers	20
6.2.	Conditions to the Obligation of the Company	23

7.	Transfer of the Securities	24

7.1.	Transfer Requirements	24

8.	Termination	25

8.1.	Conditions of Termination	25
8.2.	Effect of Termination	25

9.	Indemnification of the Purchasers	25

9.1.	General	25
9.2.	Claims; Disputes	26
9.3.	Opportunity to Defend Third Party Claims	26
9.4.	Settlement	26

10.	Miscellaneous Provisions	27

10.1.	Public Statements or Releases	27
10.2.	Interpretation	27
10.3.	Notices	27
10.4.	Severability	28
10.5.	Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury	28
10.6.	Waiver	29
10.7.	Expenses	30
10.8.	Assignment	30
10.9.	Confidential Information	30
10.10.	Third Parties	31
10.11.	Counterparts	31
10.12.	Entire Agreement; Amendments	31
10.13.	Survival	32
10.14.	Recourse	32

TABLE OF CONTENTS (CONTINUED)

Schedules

Schedule I	List of Purchasers

Exhibits

Exhibit A	Form of Indenture
Exhibit B	Form of Registration Rights Agreement
Exhibit C	Form of Legal Opinion of Latham & Watkins LLP
Exhibit D	Form of Issuer Agreement

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of February 11, 2018, by and among Broadcom Limited, a company incorporated in the Republic of Singapore (“Existing Broadcom”), Broadcom Limited, a Delaware corporation ( “New Broadcom”) and the Purchasers listed on Schedule I hereto (together with their respective successors and permitted assigns, the “Purchasers”).

WHEREAS, New Broadcom has authorized the issuance of up to $6,000,000,000 aggregate principal amount of its 3.00% Convertible Senior Notes to be due seven years from issuance (the “Notes”) to be issued in accordance with the terms and conditions of the indenture in the form attached as Exhibit A hereto (with such non-material changes as may be reasonably required by the Trustee and to qualify under the Trust Indenture Act of 1939, as amended, and such other changes as are mutually agreed by New Broadcom and the Purchasers) (the “Indenture”), which Notes shall be convertible into unissued shares of common stock, $0.001 par value, of New Broadcom (the “Common Stock”);

WHEREAS, prior to the Closing Date, Existing Broadcom and New Broadcom will implement a “scheme of arrangement” under Singapore law in accordance with Section 210 of the SCA, whereby all of the issued Ordinary Shares of Existing Broadcom will be transferred from the holders of such issued Ordinary Shares of Existing Broadcom to New Broadcom and in consideration of which New Broadcom shall issue to such holders one validly issued, fully paid and non-assessable share of Common Stock of New Broadcom for each such Ordinary Share of Existing Broadcom (the “Redomiciliation”); and

WHEREAS, New Broadcom desires to issue and sell to the Purchasers pursuant to this Agreement, and the Purchasers desire to purchase, severally and not jointly, from New Broadcom the principal amount of the Notes set forth on Schedule I hereto.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.    Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Acquisition” shall mean the acquisition by New Broadcom, directly or indirectly, of at least a majority of the capital stock of the Target from the equity holders thereof.

“Acquisition Sub” means a newly-formed subsidiary of New Broadcom organized under the laws of Delaware.

“Action” shall mean any claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, demand letter, or proceeding, whether at law or at equity and whether public or private, before or by any Governmental Authority, any arbitrator or other tribunal.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, provided, that each Affiliated Entity and each Affiliate of an Affiliated Entity or the Purchasers shall be deemed to be an Affiliate of the Purchasers; provided, further, that with respect to Chip Jersey Holdco Limited, the term “Affiliate” shall include CVC Capital Partners Advisory (U.S.) Inc., CVC Capital Partners SICAV-FIS S.A. and their respective Affiliates.

“Affiliated Entity” shall mean any investment fund or holding company (including any special purpose vehicle) formed for investments purposes that is primarily managed, advised or serviced by a Purchaser or by an Affiliate of such Purchaser or whose general partner, managing member or other controlling Person is a Purchaser or an Affiliate of a Purchaser.

“Agreement” has the meaning set forth in the first paragraph hereof.

“Back Leverage” shall mean the (i) incurrence of indebtedness by a Purchaser to (a) finance a portion of its purchase of the Notes (b) finance a return of capital with respect to its investment in the Notes or (c) refinance or replace indebtedness described in this clause (i), and (ii) granting of liens by a Purchaser to secure payment of such indebtedness, including on the Notes and Common Stock of the Company held by such Purchaser.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes of this Agreement the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a Person shall be deemed to be the beneficial owner of a security if that Person has the right to acquire beneficial ownership of such security at any time.

“Benefit Plans” shall mean employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended or modified from time to time, and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute for employees or former employees.

“Change in Control” shall mean the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 5.4(c) hereof.

“Closing” has the meaning set forth in Section 2.2 hereof.

“Closing Date” has the meaning set forth in Section 2.2 hereof.

“Common Stock” has the meaning set forth in the recitals hereof.

“Company” means (i) prior to the Redomiciliation, Existing Broadcom and (ii) following the Redomiciliation, New Broadcom.

“Confidential Information” has the meaning set forth in Section 10.9 hereof.

“Consideration” has the meaning set forth in Section 6.1(f)(ii) hereof.

“Control” (including the terms “controlling” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt Commitment Letters” shall have the meaning ascribed to such term as set forth in the Offer Documents.

“Debt Financing” shall have the meaning ascribed to such term as set forth in the Offer Documents.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended or modified from time to time, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.9(b) hereof.

“GAAP” has the meaning set forth in Section 3.9(b) hereof.

“Governmental Authority” shall mean any legislature, agency, bureau, branch, department, division, commission, instrumentality, court, tribunal, magistrate, justice, multi-national organization, quasi-governmental body, or other similar recognized organization or body of any federal, state, county, municipal, local, provincial or foreign government or any court, arbitrator, arbitration panel or similar judicial body.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or modified from time to time.

“Indemnification Notice” has the meaning set forth in Section 9.2 hereof.

“Indemnified Person” has the meaning set forth in Section 9.1 hereof.

“Indenture” has the meaning set forth in the recitals hereof.

“Initial Closing Date” means the date of the consummation of the Offer (or, if the Acquisition is to be consummated pursuant to a One-Step Merger Agreement, the Merger).

“Initial Conversion Rate” has the meaning set forth in Section 2.1 hereof.

“Losses” has the meaning set forth in Section 9.1 hereof.

“Material Adverse Effect” shall mean such facts, circumstances, events or changes that are, individually or in the aggregate, materially adverse to (i) the business, financial condition, assets or continuing operations of the Company and its Subsidiaries taken as a whole or (ii) the Company’s ability to perform its obligations under this Agreement, but shall not include facts, circumstances, events or changes (a) generally affecting any of the industries in which the Company, taken together with its Subsidiaries, operates, in the United States or elsewhere in the world or the economy or the financial or securities markets in the United States or elsewhere in the world, in each case, except to the extent such facts, circumstances, events or changes disproportionately affect the Company and its Subsidiaries; (b) political conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein; (c) any conditions resulting from natural disasters; (d) any action taken or omitted to be taken by or at the written request of the Required Purchasers; (e) any announcement of the Offer, any entry into a Merger Agreement, this Agreement or the transactions contemplated hereby, in each case, solely to the extent due to such announcement; (f) resulting from changes in applicable legal requirements, GAAP or accounting standards; (g) resulting from a change in the Company’s stock price or the trading volume in the Ordinary Shares or the Common Stock, as applicable, in and of itself (but the underlying reasons for such change shall not be excluded pursuant to this clause); or (h) resulting from a failure to meet securities analysts’ published revenue or earnings predictions for the Company in and of itself (but the underlying reasons for such failure shall not be excluded pursuant to this clause).

“Merger” shall mean any merger of the Target with or into the Company or a Subsidiary of the Company pursuant to the terms of any Merger Agreement.

“Merger Agreement” shall mean either (1) an Agreement and Plan of Merger in substantially the form included in the Offer Documents (together with all exhibits, schedules and other disclosure letters thereto, collectively, and as modified or amended, the “Two-Step Merger Agreement”) to be entered pursuant to Section 251(h) of the Delaware General Corporation Law or Section 253 of the Delaware General Corporation Law or (2) an Agreement and Plan of Merger to be entered into by and among New Broadcom, Acquisition Sub and the Target with respect to the merger of Acquisition Sub with and into Target (together with all exhibits, schedules and other disclosure letters thereto, collectively, and as otherwise modified or amended, the “One-Step Merger Agreement”).

“Merger Consideration” has the meaning set forth in Section 6.1(g)(ii) hereof.

“Money Laundering Laws” has the meaning set forth in Section 3.7(b) hereof.

“Notes” has the meaning set forth in the recitals hereof.

“Offer” means the exchange offer by Acquisition Sub to acquire any and all of the outstanding common stock of Target pursuant to a registration statement on Form S-4 filed with the SEC in exchange for a right to receive the Consideration.

“Offer Conditions” has the meaning set forth in Section 6.1(f) hereof.

“Offer Documents” means the registration statement on Form S-4 filed or to be filed with the SEC (together with the exhibits filed therewith and as amended, supplemented or otherwise modified) in connection with the Offer.

“One-Step Conditions” has the meaning set forth in Section 6.1(g) hereof.

“Ordinary Shares” means the ordinary shares, no par value, of Existing Broadcom.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Purchasers” has the meaning set forth in the first paragraph hereof.

“Purchaser Adverse Effect” has the meaning set forth in Section 4.3 hereof.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(d) hereof.

“Representatives” has the meaning set forth in Section 10.9 hereof.

“Required Purchasers” means (i) the Purchasers and their respective Affiliated Entities holding greater than two-thirds of the aggregate principal amount of the Notes then outstanding or (ii) if no Purchaser and its respective Affiliated Entities in the aggregate hold a majority of the aggregate principal amount of the Notes then outstanding, the Purchasers and their respective Affiliated Entities holding a majority of the aggregate principal amount of the Notes then outstanding.

“Restricted Period” has the meaning set forth in Section 7.1(a) hereof.

“Rule 144” shall mean Rule 144 (or any successor provision) under the Securities Act, as such provision may be amended from time to time.

“Sanctioned Country” has the meaning set forth in Section 3.7(c) hereof.

“Sanctions” has the meaning set forth in Section 3.7(c) hereof.

“SCA” means the Companies Act (Chapter 50 of Singapore).

“SEC” shall mean the Securities and Exchange Commission.

“SEC Reports” shall mean the Company’s Annual Report on Form 10-K for the fiscal year ended October 29, 2017, the Company’s Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, and any Current Reports on Form 8-K filed or furnished by the Company after October 29, 2017 and prior to the date hereof.

“Securities” shall mean the Notes and the Common Stock issuable upon conversion of the Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended or modified from time to time, and all of the rules and regulations promulgated thereunder.

“Short Sales” has the meaning set forth in Section 5.5 hereof.

“Signing Date Offer Documents” means the Offer Documents in draft form as provided to the Purchasers on February 11, 2018.

“Signing Date One-Step Agreement” means the One-Step Merger Agreement in draft form as provided to the Purchasers on February 9, 2018.

“Specified Person” has the meaning set forth in Section 10.14 hereof.

“Subsidiary” when used with respect to any party shall mean any corporation or other organization, whether incorporated or unincorporated (x) of which such party or a Subsidiary of such party is a general partner or managing member or (y) of which at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Target” shall mean Qualcomm Incorporated, a Delaware corporation.

“Transaction Agreements” shall mean this Agreement, the Registration Rights Agreement, the Indenture and the Notes.

“Transfer” has the meaning set forth in Section 7.1(a) hereof.

“Trustee” shall mean (a) U.S. Bank National Association, Wilmington Trust, National Association or The Bank of New York Mellon Trust Company, N.A. or (b) such other financial institution that provides corporate trust services as proposed by the Company and, with respect to clause (b) only, consented to by the Required Purchasers, which consent shall not be unreasonably withheld.

“Voting Stock” shall mean securities of any class or kind ordinarily having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“WKSI” shall mean a “well known seasoned issuer” as defined under Rule 405 pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as Rule 405.

2.    Authorization, Purchase and Sale of Notes.

2.1.    Authorization, Purchase and Sale. (a) New Broadcom has authorized (i) the initial sale and issuance to the Purchasers of the Notes and (ii) the issuance of the Common Stock to be issued upon the conversion of the Notes. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, New Broadcom shall issue and sell to the Purchasers, and each Purchaser shall purchase, severally and not jointly, from New Broadcom, the principal amount of the Notes set forth next to such Purchaser’s name on Schedule I hereto at a purchase price equal to the principal amount of Notes purchased. The Conversion Price (as defined in the Indenture) on the Closing Date will equal approximately $282.37 and the Conversion Rate (as defined in the Indenture) shall be 3.5415 (the “Initial Conversion Rate”).

(b)    If any event shall occur between the date hereof and the Closing Date (inclusive) that would have resulted in an adjustment to the Conversion Rate pursuant to Article X of the Indenture if the Notes had been issued and outstanding since the date hereof, the Conversion Rate shall be adjusted in the same matter as would have been required by Article X of the Indenture if the Notes had been issued and outstanding since the date hereof and the Conversion Price and Initial Conversion Rate included in the Indenture will reflect such adjustment.

2.2.    Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase and sale of the Notes (the “Closing”) shall take place at the offices of Latham & Watkins LLP at 140 Scott Drive, Menlo Park, CA 94025 either (i) simultaneously with the Initial Closing Date or (ii) on such date as is mutually agreed upon in writing by the Company and the Required Purchasers (the “Closing Date”). At the Closing, the aggregate principal amount of the Notes shall be reflected in one or more Notes in definitive certificated form in the name of each Purchaser or the name of any purchaser to which the rights and obligations under this Agreement are assigned prior to the Closing Date consistent with the terms of this Agreement and in aggregate principal amount set forth next to such Purchaser’s name on Schedule I hereto held by each such Purchaser, or held by each Purchaser and any purchaser to which the rights and obligations under this Agreement are assigned consistent with the terms of this Agreement, in each case against payment to the Company of the purchase price therefor by wire transfer to the Company of immediately available funds to an account to be designated by the Company; provided that, (a) if the Notes are eligible for clearance and settlement through the applicable procedures of The Depository Trust Company on the Closing Date, the Company will use its commercially reasonable efforts to cause the Notes to be represented by a global security in the facilities of The Depository Trust Company and (b) if (i) requested in writing by a Purchaser reasonably in advance of the Closing Date, (ii) the Notes are represented by a global security in the facilities of the Depository Trust Company on the Closing Date, and (iii) such Purchaser is not then an “affiliate” (as defined under Rule 144 under the Securities Act) of New Broadcom as of the Closing Date and has not been such an affiliate in the 90 days preceding the Closing Date, as reasonably determined by New Broadcom, the Company will use its commercially reasonable efforts to deliver the Notes electronically to such Purchaser in accordance with the rules and procedures of The Depository Trust Company.

3.    Representations and Warranties of the Company. Except as set forth in the SEC Reports, excluding any disclosures set forth in risk factors or any “forward looking statements” within the meaning of the Securities Act or the Exchange Act, each of Existing Broadcom and New Broadcom hereby represents and warrants to the Purchasers as follows:

3.1.    Organization and Power. (i) Prior to the Redomiciliation, the Company is a company duly organized, validly existing and in good standing (where relevant) under the laws of the Republic of Singapore and (ii) following the Redomiciliation, the Company will be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, the Company has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure of the Company to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect.

3.2.    Capitalization.

(a)    As of November 24, 2017, (i) the total number of outstanding Ordinary Shares was 409,362,475, the total number of Ordinary Shares that may be issuable upon: exercise of outstanding options to acquire Ordinary Shares, exchange of restricted exchangeable limited partnership units of Broadcom Cayman L.P. for Ordinary Shares and the vesting of restricted shares units was 50,233,149 and the total number of outstanding non-economic voting preference shares was 22,145,603 and (ii) no other shares of stock or options or rights to acquire stock were outstanding. Since November 24, 2017 through the date hereof, (i) the Company has only issued options or other rights to acquire Ordinary Shares or Common Stock in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were pursuant to outstanding options and other rights to purchase Ordinary Shares or Common Stock and in exchange for restricted exchangeable limited partnership units of Broadcom Cayman L.P. All such issued and outstanding Ordinary Shares and Common Stock has been duly authorized and validly issued and is fully paid and non-assessable, as applicable. As of the date of this Agreement, no dividends have been paid with respect to the Ordinary Shares since December 29, 2017 and no dividends have been declared with respect to the Ordinary Shares since December 4, 2017.

(b)    As of the date of this Agreement, except as set forth in Section 3.2(a), and except for pursuant to the Company’s Benefit Plans, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any restricted exchangeable limited partnership units of Broadcom Cayman L.P., non-economic voting preference shares or other securities convertible into or exchangeable for such capital stock, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

3.3.    Registration Rights. As of the date hereof, except as set forth in the Transaction Agreements, the Company has not granted to any Person the right to require the Company to register Ordinary Shares or shares of Common Stock on or after the date of this Agreement.

3.4.    Authorization. Each of Existing Broadcom and New Broadcom has all requisite corporate power to enter into the Transaction Agreements to which it is a party and to carry out and perform its respective obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein and therein, as applicable, has been taken. The execution, delivery and performance of the Transaction Agreements to which it is a party by each of Existing Broadcom and New Broadcom, the issuance of the Common Stock by New Broadcom upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated herein and therein do not require any approval of the Company’s stockholders (other than such approval as has already been obtained). Assuming this Agreement constitutes the legal and binding agreement of the Purchasers, this Agreement constitutes a legal, valid and binding obligation of each of Existing Broadcom and New Broadcom, enforceable against each of Existing Broadcom and New Broadcom in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by the Company and the other parties thereto and assuming that they constitute legal and binding agreements of the other parties thereto, each of the Registration Rights Agreement, the Indenture and the Notes will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Board of Directors of the Company has approved this Agreement, the issuance of the Notes, and the Common Stock issuable upon conversion of the Notes, and the other transactions contemplated hereby and thereby for purposes of Rule 16b-3 under the Exchange Act.

3.5.    Valid Issuance. The Notes being purchased by the Purchasers hereunder will, upon issuance pursuant to the terms hereof and the terms of the Indenture and upon payment therefor, be valid and legally binding obligations of New Broadcom, enforceable in accordance with their terms and the terms of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). At or prior to the Closing and at all times thereafter, the Company will have authorized and have available for issuance at least the number of shares of Common Stock into which the Notes may be converted. The maximum number of shares of Common Stock issuable upon conversion of the Notes (assuming full physical settlement of the Notes upon conversion and the maximum conversion rate under any “make whole” adjustment applies) has been duly authorized for issuance and, when issued upon conversion of the Notes will be duly and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or similar rights and will rank pari passu in all respects with all other existing shares of Common Stock. Subject to the accuracy of the representations made by the Purchasers in Section 4 hereof, the Notes will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of applicable securities laws of the states of the United States. As of the date hereof, the Company is a WKSI (as defined in the Registration Rights Agreement) and is eligible to file as of the date hereof a registration statement on Form S-3 under the Securities Act.

3.6.    No Conflict. The execution, delivery and performance of the Transaction Agreements to which they are a party by each of Existing Broadcom and New Broadcom, the issuance by New Broadcom of the Common Stock upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated hereby will not (i) violate any provision of the Memorandum and Articles of Incorporation of Existing Broadcom or the certificate of incorporation and bylaws of New Broadcom or (ii) conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to either Existing Broadcom, New Broadcom or their respective Subsidiaries or their respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7.    Anti-Corruption; Anti-Money Laundering; Sanctions.

(a)    None of the Company, any of its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or controlled affiliate of the Company or any of its Subsidiaries is aware of, has taken any action directly or indirectly (i) in furtherance of an unlawful offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing or any political party or official thereof or any candidate for political office; (ii) in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit; or (iii) in violation of any provision of, or rule or regulation instituted under, the Foreign Corrupt Practices Act of 1977, Bribery Act 2010 of the United Kingdom or any similar anti-bribery or anti-corruption law or rule or regulation applicable to the Company or any of its Subsidiaries.

(b)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(c)    Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to or target of any sanctions administered or enforced by the United States government, including, without limitation, by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person or entity, (i) to fund, finance or facilitate any activities of or business with any Person, or in or with any Sanctioned Country or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

3.8.    Consents. All consents, approvals, orders and authorizations required on the part of either Existing Broadcom, New Broadcom or their respective Subsidiaries in connection with the execution, delivery or performance of this Agreement and, with respect to New Broadcom, the Notes and the issuance of the Common Stock by New Broadcom upon conversion of the Notes in accordance with their terms have been obtained or made, other than (i) the expiration or termination of any applicable waiting periods under the HSR Act or any non-U.S. antitrust requirements in connection with the issuance of Common Stock upon conversion of the Notes and (ii) such consents, approvals, orders and authorizations the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect.

3.9.    SEC Reports; Financial Statements.

(a)    Existing Broadcom has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since November 1, 2015 through the date hereof. The information contained or incorporated by reference in the SEC Reports was true and correct in all material respects as of the respective dates of the filing thereof with the SEC (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing); and, as of such respective dates, the SEC Reports did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

(b)    The financial statements of Existing Broadcom included in the SEC Reports (collectively, the “Financial Statements”) fairly present in all material respects the consolidated financial position of Existing Broadcom and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods therein specified (except as otherwise noted therein, and in the case of quarterly financial statements except for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

(c)    Except as disclosed in the SEC Reports, the Company and its Subsidiaries have not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of the Company and its Subsidiaries or the footnotes thereto prepared in conformity with GAAP, other than (i) liabilities incurred in the ordinary course of business since October 29, 2017, and (ii) liabilities that would not reasonably be expected to have a Material Adverse Effect.

3.10.    Absence of Certain Changes. Since October 29, 2017, there have not been any changes, circumstances, conditions or events which, individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

3.11.    Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, investigation or inquiry pending or, to the Company’s knowledge, threatened by or before any Governmental Authority against the Company or any Subsidiary which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or Governmental Authority binding upon the Company or any Subsidiary that would reasonably be expected to have a Material Adverse Effect.

3.12.    NASDAQ Global Select Market. The Ordinary Shares are as of the date hereof, and after giving effect to the Redomiciliation, the Common Stock will be, registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ Global Select Market, and the Company has, and after giving effect to the Redomiciliation, will have no action pending to terminate the registration of the Ordinary Shares or Common Stock, as applicable, under the Exchange Act or delist the Ordinary Shares or Common Stock, as applicable, from NASDAQ Global Select Market, nor has the Company received any notification that the SEC or the NASDAQ Stock Market is currently contemplating terminating such registration or listing.

3.13.    Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

3.14.    General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

3.15.    Brokers. Neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Purchasers (or any Purchaser) would be required to pay.

3.16.    Reliance by the Purchasers. Each of Existing Broadcom and New Broadcom acknowledges that the Purchasers will rely upon the truth and accuracy of, and their respective compliance with, the representations, warranties, agreements, acknowledgements and understandings of each of Existing Broadcom and New Broadcom set forth herein.

4.    Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company regarding itself as follows:

4.1.    Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its businesses as now conducted.

4.2.    Authorization. Such Purchaser has all requisite corporate or similar power to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Purchaser or its stockholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated herein has been taken. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon their respective execution by such Purchaser and the other parties thereto and assuming that they constitute legal and binding agreements of the Company, each of the other Transaction Agreements to which such Purchaser will be a party will constitute a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3.    No Conflict The execution, delivery and performance of the Transaction Agreements by such Purchaser, the issuance of the Common Stock upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of such Purchaser to perform its obligations under the Transaction Agreements (a “Purchaser Adverse Effect”).

4.4.    Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the Notes, the issuance of the Common Stock upon conversion of the Notes in accordance with their terms and the consummation of the other transactions contemplated herein have been obtained or made, other than (i) the expiration or termination of the applicable waiting period under the HSR Act or any non-U.S. antitrust requirements in connection with the issuance of Common Stock upon conversion of the Notes and (ii) such consents, approvals, orders and authorizations the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to have a Purchaser Adverse Effect.

4.5.    Absence of Litigation. As of the date hereof, there is no action, suit, proceeding, investigation or inquiry pending or, to such Purchaser’s knowledge, threatened by or before any Governmental Authority against such Purchaser which, individually or in the aggregate, would reasonably be expected to have a Purchaser Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or Governmental Authority binding upon such Purchaser that would reasonably be expected to have a Purchaser Adverse Effect.

4.6.    The Purchaser’s Financing. At the Closing, such Purchaser will have all funds necessary to pay to the Company the purchase price for the Notes being purchased by such Purchaser pursuant to this Agreement in immediately available funds.

4.7.    Brokers and Finders. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay (other than pursuant to the reimbursement of expenses provisions of Section 10.7 hereof if applicable).

4.8.    Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities for its own accounts and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities.

4.9.    General Solicitation. Such Purchaser is not purchasing the Securities as a result of any general solicitation or general advertising (within the meaning of Regulation D of the Securities Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

4.10.    Investor Status

(a)    Each such Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

(b)    Such Purchaser (i) is able to fend for itself in the transactions contemplated by this Agreement, (ii) has such knowledge and experience in financial and business matters as to be able to evaluate the risks and merits of its prospective investment in the Securities, and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(c)    Such Purchaser (i) has conducted its own investigation of the Company and the terms of the Securities, (ii) has had access to the Company’s public filings and to such business, financial and other information as it deems necessary to make its investment decision, (iii) has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment, and (iv) has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

4.11.    Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Purchaser’s control and which the Company is under no obligation and may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

4.12.    Reliance by the Company. Such Purchaser acknowledges that the Company will rely upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein.

4.13.    Ownership of Common Stock. Such Purchaser does not, and during the period beginning on the date of this Agreement and ending immediately after the Closing will not, own any shares of Common Stock, except as set forth on Schedule 4.13 hereto.

5.    Covenants.

5.1.    Antitrust Approval. The Company and each Purchaser acknowledge that one or more filings under the HSR Act may be necessary in connection with the issuance of the Common Stock upon conversion of the Notes. The Purchasers shall be solely responsible for determining whether any filings under the HSR Act or any non-U.S. antitrust requirements may be necessary in connection with any conversion of Notes held by them and will promptly notify the Company if any such filing is required. If the Purchasers determine that any such filing is required, the Purchasers shall not convert the Notes until such time as the applicable requirements of the HSR Act or such non-U.S. antitrust requirements have been satisfied, any applicable waiting periods pursuant to the HSR Act or any non-U.S. antitrust law shall have expired or been terminated and any related approvals, consents or waivers have been received, or such time as the Purchasers determine that such requirements are no longer applicable. To the extent reasonably requested, the Company will cooperate with the Purchasers in a timely manner making or causing to be made all applications and filings under the HSR Act or any non-U.S. antitrust requirements in connection with the issuance of the Common Stock upon conversion of Notes held by the Purchasers as promptly as reasonably practicable or as required by the law of the applicable jurisdiction. The Company shall as promptly as reasonably practicable provide from time-to-time such information and documentation regarding the Company and its Subsidiaries as the Purchasers or their respective assignees may reasonably request in order to (i) determine what non-U.S. antitrust filings may be required with respect to any potential conversion of the Notes and (ii) prepare any such filing, notification or application. The Purchasers shall be responsible for the payment of the filing fees associated with any such applications or filings. For the avoidance of doubt, any delivery of the Common Stock upon conversion of the Notes shall be subject to the terms and conditions of the Indenture.

5.2.    Shares Issuable Upon Conversion. At any time that the Notes are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon the conversion of the Notes from time to time remaining outstanding, in accordance with the terms and conditions of the Notes. All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any lien and shall not be subject to any pre-emptive rights or similar rights and shall rank pari passu in all respects with other existing shares of Common Stock. The Company will use reasonable best efforts to cause any Common Stock issued upon conversion of the Notes to be listed with The NASDAQ Global Select Market or, if the Common Stock is no longer listed on the NASDAQ Global Select Market, the primary stock exchange or quotation system on which the Common Stock is then listed by the Company.

5.3.    Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions hereof and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms hereof. Without limiting the foregoing: the Company shall (x) execute and deliver the Indenture and engage a trustee under the Indenture and cause such trustee to execute and deliver the Indenture, and (y) the Company will execute and deliver to the Purchasers the Registration Rights Agreement.

5.4.    Information Rights

(a)    Subject to Section 5.4(b) and Section 5.4(c), the Company shall provide the Purchasers with (in addition to any reports required to be provided under the Indenture) unaudited quarterly (as soon as available and in any event within 40 days of the end of each quarter) and audited (by a nationally recognized accounting firm) annual (as soon as available and in any event within 60 days of the end of each year) financial statements prepared in accordance with GAAP, which statements shall include:

(i)    the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of income, shareholders’ equity (with respect to annual reports only) and cash flows;

(ii)    a comparison to the corresponding data for the corresponding periods of the previous fiscal year;

(iii)    a reasonably detailed narrative descriptive report of the operations of the Company and its Subsidiaries in the form and to the extent prepared for presentation to senior management of the Company for the applicable period and for the period from the beginning of the then current fiscal year to the end of such period; and

(iv)    to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available;

provided, that any such financial statements and reports required pursuant to this Section 5.4(a) shall be deemed to have been provided when such financial statements and reports are publicly available via the SEC’s EDGAR system or any successor to the EDGAR system.

(b)    The rights of the Purchasers pursuant to this Section 5.4 shall be specific to the Purchasers and shall be non-transferable except to any Affiliated Entity. The rights of the Purchasers pursuant to Section 5.4(a)(i)-(iii) shall be deemed satisfied by the delivery to the Purchasers of the reports described in Section 5.4(a)(iv) to the extent such reports contain the information described in Section 5.4(a)(i)-(iv).

(c)    All obligations of the Company pursuant to this Section 5.4 shall terminate upon the first to occur of: (i) such time as the Purchasers, together with their respective Affiliated Entities, collectively, do not Beneficially Own Notes, together with Common Stock issued upon conversion of the Notes (and based upon the then applicable conversion rate for the Notes), representing at least $500,000,000 principal amount of the Notes in the aggregate, (ii) the Company sells all or substantially all of its assets, (iii) any Person or “group” (as such term is used in Section 13 of the Exchange Act), directly or indirectly, obtains Beneficial Ownership of 50% or more of the total outstanding voting power of the Voting Stock, (iv) the Company participates in any merger, consolidation or similar transaction unless immediately following the consummation of such transaction the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company’s Voting Stock immediately prior to the transaction) more than 50% of all of the outstanding Common Stock or other securities entitled to vote for the election of directors of the surviving or resulting entity in such transaction, or (v) the Purchasers terminate in writing all of their respective rights under this Section 5.4.

5.5.    Restrictions on Hedging. The Purchasers agree that from the date hereof neither they, nor any of their respective Affiliated Entities will, directly or indirectly, engage in any Short Sales of Common Stock or other form of hedging with respect to the Notes (including a pure economic hedge) at any time prior to the date that is the six-month anniversary of the Closing Date or at any time when such transaction would violate Section 7.1 hereof. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), in each case except for the Back Leverage (which shall not be subject to this Section 5.5).

5.6.    Specific Performance. The Purchasers and the Company agree that irreparable damage would occur and that the Company and the Purchasers, as applicable, would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, the Purchasers and the Company agree that in the event of any breach or threatened breach by the Company on the one hand and the Purchasers on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company and the Purchasers, as applicable, shall without the necessity of proving the inadequacy of money damages or posting a bond or other security be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms, provisions and covenants contained herein, this being in addition to any other remedy to which they are entitled at law or in equity.

5.7.    Cooperation

(a)    The Company shall keep the Purchasers reasonably informed with respect to the transactions contemplated by the Offer, any Merger Agreement and the Debt Financing.

(b)    The Company shall use reasonable best efforts to provide written notice to the Purchasers of the Closing Date at least ten (10) business days in advance of the Closing Date.

5.8.    Use of Proceeds. The Company shall use the proceeds from the issuance of securities pursuant to this Agreement solely to finance in part the transactions contemplated by the Offer Documents.

5.9.    PATRIOT Act. The Company shall use reasonable best efforts to provide all documentation at least two business days prior to the Closing Date that the Purchasers or the Purchasers’ respective financing sources have reasonably determined is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation Title III of the U.S.A. PATRIOT Act of 2001 to the extent such documentation is requested by the Purchasers at least ten business days prior to the Closing Date.

5.10.    Officers Certificate. The Company shall deliver to the Purchasers at the Closing a certificate, dated as of the Closing Date and signed by the Chief Executive Officer or the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in Section 6.1(a) of this Agreement have been fulfilled and that the Company has performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

5.11.    Back Leverage Cooperation. If requested by a Purchaser, the Company will provide the following cooperation in connection with the Purchaser obtaining any Back Leverage: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage in the form attached hereto as Exhibit D, and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are reasonably requested by such lender and reasonably acceptable to the Company, (ii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Notes and/or shares of Company’s Common Stock to be issued upon conversion of the Notes, as applicable, in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry format on the books and records of the trustee for the Notes or the Company’s transfer agent, as applicable, in each case, subject to appropriate transfer restrictions and related restrictive legends, (iii) entering into customary triparty agreements reasonably acceptable to the Company with each lender and the Purchaser relating to the delivery of the Notes, in certificated format or restricted book-entry format on the books and records of the trustee for the Notes, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligation under Section 2 to issue the Notes upon payment of the full purchase price therefor in accordance with the terms of this Agreement and/or (iv) such other cooperation and assistance as the Purchaser may reasonably request that is reasonably acceptable to the Company. Upon request by any Purchaser, the Company and each other Purchaser shall consider in good faith any amendments to this Agreement, the Indenture or the Notes proposed by such lender or counterparty as necessary to facilitate the consummation of the Back Leverage, and the Company and each other Purchaser shall consent to any such amendment that is not adverse in any respect to the interests of the Company or such Purchaser, as applicable (as determined in good faith by the Company or such Purchaser, as applicable), it being acknowledged that registration of the Notes for resale is not adverse to the interests of the Company or the Purchasers.

6.    Conditions Precedent.

6.1.    Conditions to the Obligation of the Purchasers. The obligations of the Purchasers to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Notes being purchased by them at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver of the following conditions precedent:

(a)    The representations and warranties of the Company contained in Section 3.1, Section 3.4, Section 3.5, Section 3.6(i), Section 3.13 and Section 3.14 herein shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Purchasers that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (ii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

(b)    The purchase of and payment for the Notes by the Purchasers shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(c)    The Company and the Trustee shall have executed and delivered the Indenture to the Purchasers and the Company shall have executed and delivered the Notes to the Purchasers.

(d)    The Company shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”) to the Purchasers.

(e)    The Purchasers shall have received from Latham & Watkins LLP, United States counsel to the Company, a customary opinion concerning the matters set forth on Exhibit C.

(f)    If the Acquisition is consummated pursuant to the Offer, the Offer shall have been consummated, or substantially simultaneously with the issuance and sale of the Notes shall be consummated, in all material respects in accordance with the terms of the Offer Documents, and the Offer Documents shall include the terms and conditions set forth in the Signing Date Offer Documents as may be amended, modified or waived, but without giving effect to any (A) modifications or amendments thereof or (B) express waivers by Existing Broadcom, New Broadcom or Acquisition Sub of the conditions to the Offer set out in the “Conditions to the Offer” section of the Signing Date Offer Documents (the “Offer Conditions”), in each case of clauses (A) and (B) to the extent that such modifications, amendments or waivers are materially adverse to the Purchasers, in their capacities as such, without having first obtained the consent of the Required Purchasers (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that:

(i)    any modifications of, amendments to, or waivers of any sections or other terms of the Offer Documents from those set forth in the Signing Date Offer Documents, other than (1) modifications of the Consideration (which is addressed pursuant to Section 6.1(f)(ii)), (2) changes to the following Offer Conditions (A) the “Minimum Tender Condition”, (B) the requirement contained in the “Anti-Takeover Devices Condition” that “the Qualcomm Board shall have approved the offer and the second-step merger under Section 203 of the DGCL, or Section 203 of the DGCL shall otherwise be inapplicable to the offer and the second-step merger”, (C) the requirement that a majority of the Whole Board (as defined in Article VIII of the Target’s restated certificate of incorporation) of the Target, or if a majority of the Whole Board does not consist of Continuing Directors (as defined in Article VIII of the Target’s restated certificate of incorporation), a majority of the Continuing Directors, shall have determined, on the basis of information known to them after reasonable inquiry, that neither New Broadcom nor any of its Affiliates (as defined in Article VIII of the Target’s restated certificate of incorporation) is an Interested Stockholder or an Affiliate of an Interested Stockholder within the meaning of Article VIII of the Target’s restated certificate of incorporation, or Article VIII of the Target’s restated certificate of incorporation shall have been otherwise rendered inapplicable to the offer and the second-step merger, (D) the “Regulatory Approvals Condition”, and (E) the “No Injunction Condition” or (3) changes to or waivers of the “No Qualcomm Material Adverse Effect Condition” (which is addressed pursuant to Section 6.1(f)(iii)), shall be deemed not materially adverse to Purchasers in any respect;

(ii)    a modification of the consideration payable for each issued and outstanding share of Target common stock tendered in the Offer (such consideration per share, the “Consideration”) from that set forth in the Signing Date Offer Documents shall be deemed not materially adverse to the Purchasers in any respect if (1) any increase in such Consideration consists of additional shares of Common Stock or other equity consideration (other than “disqualified” equity) or (2) such modification is a reduction in the Consideration (which reduction shall be for the account of the Company);

(iii)    any modification, amendment to, or waiver of the “No Qualcomm Material Adverse Effect Condition” shall be deemed not materially adverse to the Purchasers in any respect if, after giving effect to such modification, amendment or waiver, such condition remains customary in all material respects for transactions of a similar nature; and

(iv)    to the extent that the Required Purchasers do not object in writing (and with reasonable detail as to the grounds for such objection) to any proposed (1) modification or amendment of the Offer Documents or (2) waiver of any Offer Condition, in each case within two business days of written notification to the Purchasers by Existing Broadcom, New Broadcom or Acquisition Sub of such proposed modification, amendment, or waiver, such modification, amendment or waiver shall be deemed not materially adverse to the Purchasers in any respect.

(g)    If the Acquisition is consummated pursuant to the One-Step Merger Agreement, the Merger shall have been consummated, or substantially simultaneously with the issuance and sale of the Notes shall be consummated, in all material respects in accordance with the terms of the One-Step Merger Agreement, and the One-Step Merger Agreement shall include the terms and conditions set forth in the Signing Date One-Step Agreement as may be amended, modified or waived, but without giving effect to any (A) modifications or amendments thereof or (B) express waivers by Existing Broadcom, New Broadcom or Acquisition Sub of the conditions to the Merger set out in clause (a) or (b) of Section 7.2 of the Signing Date One-Step Agreement (the “One-Step Conditions”), in each case of clauses (A) and (B) to the extent that such modifications, amendments or waivers are materially adverse to the Purchasers, in their capacities as such, without having first obtained the consent of the Required Purchasers (such consent not to be unreasonably withheld, conditioned or delayed), it being understood and agreed that:

(i)    any modifications of, amendments to, or waivers of any sections or other terms of the One-Step Merger Agreement from those set forth in the Signing Date One-Step Agreement, other than (1) modifications of the Merger Consideration (which is addressed pursuant to Section 6.1(g)(ii)), (2) changes to the following One-Step Conditions: (A) clauses (i) and (ii) of the “Required Antitrust Clearances” condition and (B) the “Adverse Laws or Orders” condition, (3) changes to or waivers of the “No Material Adverse Effect” condition with respect to the Target (which is addressed pursuant to Section 6.1(g)(iii)) or (4) changes to the “Xerox” lender protection provisions in the One-Step Merger Agreement from the form of One-Step Merger Agreement contained within the Signing Date One-Step Agreement that are adverse in any material respect to the Purchasers, shall be deemed not materially adverse to the Purchasers in any respect;

(ii)    a modification of the consideration payable for each issued and outstanding share of Target common stock in connection with the Merger (such consideration per share, the “Merger Consideration”) from that set forth in the Signing Date

One-Step Agreement shall be deemed not materially adverse to the Purchasers in any respect if (1) any increase in such Merger Consideration consists of additional shares of Common Stock or other equity consideration (other than “disqualified” equity) or (2) such modification is a reduction in the Merger Consideration (which reduction shall be for the account of the Company);

(iii)    any modification, amendment to, or waiver of the “No Material Adverse Effect” condition with respect to the Target shall be deemed not materially adverse to the Purchasers in any respect if, after giving effect to such modification, amendment or waiver, such condition remains customary in all material respects for transactions of a similar nature; and

(iv)    to the extent that the Required Purchasers do not object in writing (and with reasonable detail as to the grounds for such objection) to any proposed (1) modification or amendment of the One-Step Merger Agreement or (2) waiver of any One-Step Condition, in each case within two business days of written notification to the Purchasers by Existing Broadcom, New Broadcom or Acquisition Sub of such proposed modification, amendment, or waiver, such modification, amendment or waiver shall be deemed not materially adverse to the Purchasers in any respect.

(h)    The Company shall receive, substantially simultaneously with the Closing, the proceeds of the Debt Financing or any replacement thereof (or any debt financing contemplated by the Merger Agreement) in an amount sufficient (together with the proceeds from the Closing and cash on hand) to consummate the Merger or Offer, as applicable, consummated on such date.

(i)    The Redomiciliation shall have become effective.

(j)    No indebtedness shall be incurred to finance the Merger or Offer, as applicable, without the consent of the Required Purchasers, other than (i) up to $100.0 billion under the Debt Financing (or any replacement debt financing contemplated by the Merger Agreement) and (ii) up to $6.0 billion of the Notes.

6.2.    Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Purchaser the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver of the following conditions precedent:

(a)    The representations and warranties contained herein of the Purchasers shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchasers contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

(b)    The Purchasers shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Date.

(c)    The Company shall have received a certificate, dated the Closing Date, on behalf of the Purchasers, signed by an authorized representative of each Purchaser, certifying on behalf of each such Purchaser that the conditions specified in the foregoing Sections 6.2(a) and (b) have been fulfilled.

(d)    The purchase of and payment for the Notes by the Purchasers shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(e)    The Trustee shall have executed and delivered the Indenture to the Company.

(f)    The Purchasers shall have executed and delivered the Registration Rights Agreement to the Company.

(g)    Either the Offer or the Merger shall have been consummated or shall be consummated substantially simultaneously with the Closing.

7.    Transfer of the Securities.

7.1.    Transfer Requirements.

(a)    During the period commencing on the Closing Date and ending on the earliest of (x) the six-month anniversary of the Closing Date and (y) the occurrence of any Change in Control or the Company entering into a definitive agreement with respect to a transaction that would result in a Change in Control (such period, the “Restricted Period”), the Purchasers may not sell, assign, transfer or otherwise dispose of (collectively, “Transfer”) any of the Securities except to (i) an Affiliate or Affiliated Entity, (ii) to the Company or its Subsidiaries, (iii) in connection with any merger or consolidation or similar transaction to which the Company is a party or any tender offer for Common Stock, (iv) in connection with the Back Leverage or (v) in connection with any foreclosure of any pledge of Notes or Common Stock that are pledged in connection with a transaction contemplated by clause (iv) of this Section 7.1(a) (including, without limitation, the Back Leverage). The Company and the Trustee shall not register any Transfer of the Securities in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders during the Restricted Period as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1.

(b)    The restrictions set forth in this Section 7.1 shall be in addition to the applicable transfer restrictions or other requirements set forth in the Indenture and under applicable law and the Purchasers acknowledge and agree to be bound thereby.

8.    Termination.

8.1.    Conditions of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time before the Closing (a) in part by mutual consent of the Company and any Purchaser to terminate such Purchaser’s participation (such consent not to affect the continued participation of the other Purchasers) or (b) in whole by any party upon the earliest of (i) to the extent a Merger Agreement is entered into and prior to the consummation of the Transactions (as defined in the Debt Commitment Letter), the termination of such Merger Agreement in accordance with its terms, (ii) the expiration of the Offer without the execution and delivery of a Merger Agreement (unless either (1) at least 85% of the outstanding common stock of Target is tendered and accepted for payment pursuant to the Offer or (2) the board of directors of the Target has approved the Merger under Section 203 of the Delaware General Corporation Law and has waived the corresponding protections in the Target’s governing documents), (iii) five business days after the Outside Date (as defined in the Merger Agreement and as may be extended in accordance with the terms thereof) and (iv) the date that is 18 months after the date hereof; provided that such date may be extended twice by up to three months for each such extension (for a total of 24 months) if the “Competition Laws Condition” in the Offer Documents (or the “Required Antitrust Clearances” condition in the One-Step Merger Agreement) has not been satisfied.

8.2.    Effect of Termination. In the event of any termination pursuant to Section 8.1 hereof, this Agreement shall become null and void and have no effect, with no liability on the part of the Company or the Purchasers, or their directors, officers, general or limited partners, agents or stockholders, with respect to this Agreement, except for liability arising from any knowing and intentional breach by such party of any provision of this Agreement; provided that Article 9, Section 10.7 and Section 10.14 of this Agreement shall indefinitely survive any termination of this Agreement.

9.    Indemnification of the Purchasers.

9.1.    General. The Purchasers, their respective Affiliates and their respective directors, officers, members, partners, employees and agents (each an “Indemnified Person”) shall be indemnified by the Company for any and all losses, claims, damages, penalties, liabilities, fines, judgments, awards, settlements, taxes, costs, fees and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) to which such Indemnified Persons may become subject as a result of, arising in connection with, or relating to any Action by any Person (including, without limitation, any stockholder of the Company regardless of whether such Action is against a Purchasers) if such Action either (x) alleges a breach of any duty, right or other obligation by the Target, the Company, any of their respective subsidiaries and/or any officers or directors of any of the foregoing (other than any Action directly or indirectly arising out of Kenneth Hao’s status as a director of the Company) in such capacity or (y) involves a claim or cause of action with respect to which the Indemnified Persons would not have any liability unless there were a breach of any duty, right or other obligation by the Target, the Company, any of their respective subsidiaries and/or any officers or directors of any of the foregoing in such capacity, in each case with respect to any of the transactions contemplated by this Agreement, the Offer and/or the Merger Agreement; provided that the Company will not be liable to indemnify any Indemnified Person for any such Losses to the extent that such Losses (w) have resulted from an Action by the Company against the Purchasers in connection with such Purchasers’ breach of this Agreement, (x) are as a result of an Action brought against the Purchasers by any Person who is a limited partner of, or other investor in, such Purchasers in such Person’s capacity as a limited partner of, or other investor in, such Purchasers, (y) as a result of any Action brought against the Purchasers or their respective Affiliates by any Person providing the Back Leverage or other financing to the Purchasers or their respective Affiliates in connection with the Purchasers’ or their respective Affiliates investment in the Securities). For the avoidance of doubt, this Article 9 shall not affect any exculpation or indemnification by the Company of Kenneth Hao in his capacity as a director of the Company.

9.2.    Claims; Disputes. Each Indemnified Person shall give the Company prompt written notice (an “Indemnification Notice”) of any third party Action it has actual knowledge of that might give rise to Losses, which notice shall set forth a description of those elements of such Action of which such Indemnified Person has knowledge; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially prejudiced by such delay or failure.

9.3.    Opportunity to Defend Third Party Claims. The Company shall have the right, exercisable by written notice to the applicable Indemnified Person(s) within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third party claim set forth in such Indemnification Notice; provided that the Company shall not be entitled to so select counsel or control the defense of any claim if (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnified Person or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this Section 9.3, conduct the defense of the such claim actively and diligently, (iii) such claim includes as the named parties both the Company and the applicable Indemnified Person(s) and such Indemnified Persons reasonably determine upon the advice of counsel that representation of all such Indemnified Persons by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnified Person(s), there are one or more material defenses available to the applicable Indemnified Person(s) that are not available to the Company. If the Company does not assume the defense of any third party claim in accordance with this Section 9.3, the applicable Indemnified Person(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third party claim at the Company’s sole cost and expense.

9.4.    Settlement. No Indemnified Person shall consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnified Person(s) (such consent not to be unreasonably withheld, conditioned or delayed), the Company, in the defense of any such claim, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnified Person or (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnified Person(s) of an unconditional release of such Indemnified Person(s) from all liability with respect to such Action. In any such third party claim where the Company has assumed control of the defense thereof, the Company shall keep the applicable Indemnified Person(s) informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnified Person(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnified Person(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnified Person(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission.

10.    Miscellaneous Provisions.

10.1.    Public Statements or Releases. No party to this Agreement shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed, other than a statement consistent with public announcements that were previously made by a party hereto in accordance with this Section 10.1. Notwithstanding the foregoing, nothing in this Section 10.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or under the rules of any national securities exchange.

10.2.    Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified. The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein. References to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).

10.3.    Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and:

(a)	If to the Company, addressed as follows:

Broadcom Limited

Broadcom Limited

1320 Ridder Park Drive

San Jose, CA 95131

Attention: Chief Legal Officer

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Anthony Richmond, Gregory Rodgers and Peter Sluka

Facsimile No.: (650) 463-2600

Email:  anthony.richmond@lw.com

 greg.rodgers@lw.com

 peter.sluka@lw.com

(b)	If to a Purchaser, to the address set forth below such Purchaser’s name on Schedule I hereto.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

10.4.    Severability. If any part or provision of this Agreement is held unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto so long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the provisions of Section 10.14 be construed as integral provisions of this Agreement and that all such provisions shall not be severable in any manner.

10.5.    Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; provided that, notwithstanding the foregoing, it is understood and agreed that the determination of whether the Offer and/or the Merger has been consummated in accordance with the terms of the Offer Documents (or, if applicable, the One-Step Merger Agreement), in each case shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)    Each of the parties hereto hereby irrevocably and unconditionally:

(i)    submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(ii)    consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 10.3 or at such other address of which the other party shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v)    agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi)    agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and

(vii)    irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

10.6.    Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

10.7.    Expenses. Each of the Company and the Purchasers shall be responsible for the payment of their own fees and expenses incurred in connection with the proposed investment in the Securities, the negotiation of the Transaction Agreements and the consummation of the transactions contemplated thereby.

10.8.    Assignment. None of the parties may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company and (y) the Purchasers; provided, that the Purchasers may assign their respective rights and obligations under this Agreement to one or more of their respective Affiliates or Affiliated Entities and the Purchasers may grant a security interest in their respective rights (but not their obligations) under this Agreement in connection with any Back Leverage, in each case, without the prior written consent of the Company. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

10.9.    Confidential Information.

(a)    The Purchasers acknowledge that from time to time, the Purchasers may be given access to non-public, proprietary information with respect to the Company (“Confidential Information”). For purposes hereof, for the Purchasers, Confidential Information does not include, however, (i) information which is or becomes generally available to the public in accordance with law other than as a result of a disclosure by the Purchasers or their respective directors, managing members, officers, employees, agents, legal counsel, financial advisors, accounting representatives or potential funding sources (“Representatives”) or their Affiliates, subsidiaries or franchisees in violation of this Section 10.9 or any other confidentiality agreement to which the Company is a party or beneficiary, (ii) is, or becomes, available to the Purchasers on a non-confidential basis from a source other than the Company or any of its Affiliates or any of its Representatives, provided, that such source was not known to such Purchaser (after reasonable investigation) to be bound by a confidentiality agreement with, or any other contractual, fiduciary or other legal obligation of confidentiality to, us or any of our subsidiaries or any of the Company’s representatives, (iii) is already in the Purchasers’ possession (other than information furnished by or on behalf of the Company or directors, officers, employees, representatives and/or agents of the Company), or (iv) is independently developed by the Purchasers without violating any of the confidentiality terms herein. The Purchasers agree (i) except as required by law or regulatory or legal process, to keep all Confidential Information confidential and not to disclose or reveal any such Confidential Information to any Person other than to their respective Affiliates and their and their respective

Representatives who need to know the Confidential Information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by the Purchasers in the Notes (or the Common Stock into which the Notes are convertible) and to cause those Affiliates and Representatives to observe the terms of this Section 10.9 and (ii) not to use Confidential Information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by the Purchasers in the Notes (or the Common Stock into which the Notes are convertible); provided, that nothing herein shall prohibit disclosure of Confidential Information by the Purchasers to any of their respective Affiliated Entities or any limited partners of such Affiliated Entities.

(b)    The Purchasers acknowledge that the United States securities laws prohibit any person who has received material, nonpublic information regarding the Company and its Subsidiaries from the Company and its Subsidiaries from purchasing or selling securities of the Company and the Purchasers agree that for as long as the Purchasers possess any Confidential Information that is material to the Company it will not purchase or sell any securities of the Company in violation of such laws.

10.10.    Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby; provided that (x) Article 9 shall be for the benefit of and shall be enforceable by each of the Indemnified Persons, (y) Section 10.14 shall be for the benefit of and shall be enforceable by each of the Specified Persons and (z) all of the provisions of this Agreement are for the benefit of and shall be enforceable by any Affiliated Entity that owns any Securities.

10.11.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

10.12.    Entire Agreement; Amendments. This Agreement and the other Transaction Agreements constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Required Purchasers. The Company, on the one hand, and the Required Purchasers, on the other hand, may by an instrument signed in writing by all such parties waive the performance, compliance or satisfaction by the Purchasers or the Company, respectively, with any term or provision hereof or any condition hereto to be performed, complied with or satisfied by the Purchasers or the Company, respectively.

10.13.    Survival. The representations and warranties contained in this Agreement shall terminate upon the first to occur of (x) the twelve (12) month anniversary of the Closing or (y) the termination of this Agreement pursuant to Section 8.1 hereof.

10.14.    Recourse.

(a)    Notwithstanding anything to the contrary in this Agreement, each Purchaser’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or the failure of the Merger, the completion of the Offer or the Closing to occur for any reason or otherwise in connection with the transactions contemplated by any Transaction Agreement or in respect of any oral representations made or alleged to have been made in connection therewith shall (i) be several and not joint and (ii) be no greater than the amount set forth opposite such Purchaser’s name on Schedule I hereto, and no Purchaser shall have further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by the Offer, the Merger Agreement or any other Transaction Agreement in excess of such amount.

(b)    By its acceptance of the benefits of this Agreement, the Company acknowledges and agrees that it has no right of recovery against, no recourse shall be had against and no personal liability shall attach to, any former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, attorneys or other representatives of any Purchaser, or any of their respective successors or assignees or any of the former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners, lenders, attorneys or other representatives or successors or assignees of any of the foregoing (in each a “Specified Person” and together, the “Specified Persons”), whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil, by or through a claim (whether at law or equity in tort, contract or otherwise) by or on behalf any of the Specified Person, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable law, or otherwise, except, for the avoidance of doubt, for its rights to recover from the Purchasers (but not any other Person) under and to the extent provided in this Agreement; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Specified Person for any obligation of the Purchasers or any of their respective successors or permitted assigns under this Agreement or any documents or instrument delivered in connection herewith or in respect of any oral representations made or alleged to have been made in connection herewith or for any claim (whether at law or in equity or in tort, contract or otherwise) based on, in respect of, or by reason of such obligation or their creation. Recourse against the Purchasers under this Agreement subject to the limitations and conditions set forth herein, together with any right to specific performance pursuant to Section 5.6 of this Agreement, shall be the sole and exclusive remedy of the Company and all of its Affiliates against the Purchasers and any Specified Person in respect of any liabilities or obligations arising under, or in connection with, this Agreement or in connection with the failure of the Closing to be consummated for any reason or in respect of any representations made or alleged to be made in connection therewith, whether at law or in equity, in contract, in tort or otherwise. Nothing set forth in this Agreement shall confer or give or shall be construed to confer or give to any Person other than the Company (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Purchasers as expressly set forth herein.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

BROADCOM LIMITED, a Delaware corporation

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer

BROADCOM LIMITED, a company incorporated in Singapore

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Chief Financial Officer

[Signature Page to Note Purchase Agreement]

PURCHASER:

SILVER LAKE PARTNERS V, L.P.
By: Silver Lake Technology Associates V, L.P.
By: SLTA V (GP), L.L.C.
By: Silver Lake Group, L.L.C.

By:	/s/ Kenneth Hao
Name:	Kenneth Hao
Title:	Managing Director

[Signature Page to Note Purchase Agreement]

PURCHASER:

KKR AMERICAS FUND XII L.P.

By:	KKR Associates Americas XII L.P., its General Partner
By:	KKR Americas XII Limited, its General Partner

	By:	/s/ William J. Janetschek
	Name:	William J. Janetschek
	Title:	Director

[Signature Page to Note Purchase Agreement]

PURCHASER:

CHIP JERSEY HOLDCO LIMITED, a company incorporated in Jersey

By:	/s/ J.H. Cosnett
Name:	J.H. Cosnett
Title:	Director

[Signature Page to Note Purchase Agreement]

SCHEDULE I

Purchaser	Amount of Notes to be Purchased

Silver Lake Partners V, L.P. c/o Silver Lake 2775 Sand Hill Road Menlo Park, CA 94025 Attention: [***************] [***************] and c/o Silver Lake 9 West 57th Street, 32nd Floor New York, NY 10019 Attention: [***************] [***************]	$3,500,000,000

KKR Americas Fund XII L.P. c/o Kohlberg Kravis Roberts & Co. L.P. 2800 Sand Hill Road, Suite 200 Menlo Park, CA 94025	$1,500,000,000

Chip Jersey Holdco Limited c/o CVC Capital Partners Advisory (U.S.) Inc. 712 Fifth Avenue, 44th Floor New York, NY 10019 Attn: [***************] [***************] Email: [***************] [***************]	$1,000,000,000

Total:	$6,000,000,000

EXHIBIT A

FORM OF INDENTURE

BROADCOM LIMITED

a Delaware corporation

and

[Trustee Name]1

as Trustee

INDENTURE

Dated as of [•], 20[•]

3.00% CONVERTIBLE SENIOR NOTES DUE 20[•]2

[1]	Identity of Trustee to be determined pursuant to the Note Purchase Agreement.
[2]	Seven years from issuance.

i

EXHIBITS

Exhibit A	Form of Security

Exhibit B-1A	Form of Private Placement Legend (Securities)

Exhibit B-1B	Form of Private Placement Legend (Common Stock)

Exhibit B-2	Form of Legend for Global Security

Exhibit C	Form of Notice of Transfer Pursuant to Registration Statement

v

BROADCOM LIMITED

Reconciliation and tie between Trust Indenture Act of 1939 and

Indenture, dated as of [•], 20[•]

§ 310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.09
(b)	7.09
§ 311(a)	7.10
(b)	7.10
(c)	Not Applicable
§ 312(a)	2.05
(b)	14.02
(c)	14.02
§ 313(a)	7.11
(b)(1)	7.11
(b)(2)	7.11
(c)	7.11
(d)	7.11
§ 314(a)	4.03, 14.01, 14.04
(b)	Not Applicable
(c)(1)	14.03
(c)(2)	14.03
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	14.04
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
(c)	2.12
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	14.16

Note: This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

i

INDENTURE, dated as of [•], 20[•] between Broadcom Limited, a Delaware corporation (the “Company,” as more fully set forth in Section 1.01), and [Trustee Name], a banking association organized under the laws of the United States, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 3.00% Convertible Senior Notes due 20[•]3 (the “Securities”).

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.02(b), as applicable.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, that with respect to Chip Jersey Holdco Limited, the term “Affiliate” shall include CVC Capital Partners Advisory (U.S.) Inc., CVC Capital Partners SICAV-FIS S.A. and their respective Affiliates. For this purpose, “control” shall mean the power to direct the management and policies of a Person through the ownership of securities, by contract or otherwise.

“Affiliate Securities” means any Securities held by an “affiliate” (as defined under Rule 144 under the Securities Act) of the Company or a Person that has been such an affiliate in the preceding 90 days.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors, or any analogous foreign law applicable to the Company or its Subsidiaries, as the case may be.

“Bid Solicitation Agent” means the Company or such other person as may be appointed, from time to time, by the Company to solicit market bid quotations for the Securities in accordance with Section 10.01(a)(2) hereof. The Company will be the initial Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or any committee thereof authorized to act for it hereunder.

[3]	Seven years from issuance.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Change in Control” shall be deemed to have occurred at such time as:

(a) any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the total outstanding voting power of all classes of the Company’s Capital Stock entitled to vote generally in the election of directors (“Voting Stock”); or

(b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

(c) any transaction or series of related transactions occurs in connection with which (whether by means of merger, exchange, liquidation, tender offer, consolidation, combination, reclassification, recapitalization, acquisition or otherwise) all of the shares of Common Stock are exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash, but excluding any merger, exchange, tender offer, consolidation or acquisition of the Company with or by another Person pursuant to which the Persons that “beneficially owned,” directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such transaction “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving, continuing or acquiring corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of Voting Stock of the surviving, continuing or acquiring corporation in substantially the same proportion as such ownership immediately prior to such transaction.

Notwithstanding the foregoing, a transaction or transactions described above shall not constitute a “Change in Control” if (i) at least ninety percent (90%) of the consideration received or to be received by holders of the Common Stock or Reference Property into which the Securities have become convertible pursuant to Section 10.11(other than cash payments for fractional shares or pursuant to statutory appraisal rights) in connection with such transaction or transactions consists of common equity listed and traded on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The

NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger) and (ii) as a result of such transaction or transactions, the Securities become convertible or exchangeable for such consideration pursuant to Section 10.11.

“Close of Business” means 5:00 p.m., New York City time.

“Closing Sale Price” on any date means the per share price of the Common Stock on such date, determined (i) on the basis of the closing per share sale price reported (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which the Common Stock is listed; or (ii) if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group, Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the “Closing Sale Price” shall be the price determined by a nationally recognized independent investment banking firm retained by the Company for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for one share of Common Stock. The Closing Sale Price shall be determined without reference to after-hours or extended market trading.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company authorized at the date of this Indenture as originally executed or as such stock may be constituted from time to time, subject to Section 10.11.

“Company” means the party named as such above until a successor replaces it pursuant to the applicable provision hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

“Company Order” means a written request or order signed on behalf of the Company by an Officer and delivered to the Trustee.

“Conversion Date” with respect to a Security means the date on which a Holder satisfies all the requirements for such conversion specified in the third paragraph of Section 10.02(a).

“Conversion Notice” means a “Conversion Notice” in the form attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Conversion Price” means as of any date, $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” shall initially be 3.5415, subject to adjustment as provided in Article 10.4

[4]	To be determined pursuant to the Note Purchase Agreement.

“Corporate Trust Office” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office as of the date hereof is located at [Trustee’s Address], or such other address as the Trustee may designate from time to time by written notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by written notice to the Holders and the Company).

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.

“Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AVGO <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Ex Date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fundamental Change” shall be deemed to occur upon the occurrence of either a Change in Control or a Termination of Trading.

“Holder” means a Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Investor Fund ” means Silver Lake Partners V, L.P.

“Initial Investor Entities” means the Initial Investor Fund and any of its permitted transferees under the Note Purchase Agreement, dated as of February 11, 2018 by and between the Company and the purchasers party thereto.

“Initial Investor Securities” means any Securities acquired or held by an Initial Investor Entity or any of its Affiliates.

“Interest Payment Date” means [•] and [•] of each year, beginning on [•], 20[•].5

“Issue Date” means [•].

“Make-Whole Fundamental Change” means an event described in the definition of Change in Control set forth above after giving effect to any exceptions to or exclusions from such definition (including, without limitation, the exception described in the paragraph immediately following such clauses), but without regard to the exclusion set forth in clause (c) of such definition.

“Market Disruption Event” means, with respect to Common Stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) of the Common Stock or such other security or in any options, contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Maturity Date” means [•], 20[•].6

“Observation Period,” with respect to any Security surrendered for conversion, means: (i) if the relevant Conversion Date occurs prior to [three months prior to the Maturity Date], the 20 consecutive Trading-Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after [three months prior to the Maturity Date], the 20 consecutive Trading Days beginning on,

[5]	Issuer to pick reasonable semi-annual mid-month or month-end dates.
[6]	Seven years, rounded to month-end or mid-month, as determined by the Company.

and including, the 21st Scheduled Trading Day immediately preceding the Maturity Date; and (iii) with respect to any Conversion Date occurring after the date of the issuance of a Notice of Optional Redemption (and notwithstanding the immediately preceding clauses (i) and (ii)), the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding the applicable Redemption Date.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, Controller, Director of Treasury, the Treasurer, the Secretary, any Assistant Treasurer, any Assistant Secretary and any Vice President of the Company.

“Officers’ Certificate” means a certificate signed by (i) by the Chief Executive Officer, the Chief Financial Officer or any of the Vice Presidents of the Company, and (ii) by the Controller, Director of Treasury, Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any of the Vice Presidents of the Company, delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion that meets the requirements of Section 14.04 from legal counsel who may be an employee of or counsel for the Company, or other counsel reasonably acceptable to the Trustee.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“record date” means, unless the context requires otherwise, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Record Date” for interest payable in respect of any Security on any Interest Payment Date means the [•] or [•] (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.7

“Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for redemption pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Repurchase Notice” means a “Repurchase Notice” in the form attached as Attachment 3 to the form of Security attached hereto as Exhibit A.

[7]	15 days before each applicable Interest Payment Date.

“Required Holders” means (i) the Holders of greater than two-thirds of the aggregate principal amount of the Securities then outstanding or (ii) if no Holder and its Affiliates in the aggregate beneficially own a majority in aggregate principal amount of the Securities then outstanding, the Holders of a majority in aggregate principal amount of the Securities then outstanding.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office who shall have direct responsibility for the administration of this Indenture, and also means with respect to a particular matter, any other officer of the Trustee to whom such corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Security” means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act until such time as such Security is freely tradable by a Person who is not (and has not been for the three months preceding the applicable transfer) an “affiliate” (as defined in such rule) pursuant to such rule.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securities Agent” means any Registrar, Paying Agent or Conversion Agent.

“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” with respect to any Person means any Subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice related to any converted Securities.

“Subsidiary” means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority ownership interest.

“Termination of Trading” shall be deemed to occur if the Common Stock (or other common equity or American Depositary Receipts or American Depositary Shares representing such common equity into which the Securities are then convertible) is not listed for trading on The New York Stock Exchange, NYSE MKT LLC, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or any other U.S. national securities exchange.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as amended and in effect from time to time.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any date the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities on such date will be deemed to be less than 97% of the product of (i) the Conversion Rate in effect on such date and (ii) the Closing Sale Price of the Common Stock on such date. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required (and the Company is not acting as the Bid Solicitation Agent), or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 97% of the product of (i) the Conversion Rate and (ii) the Closing Sale Price of the Common Stock, in each case, for each date on which the Company fails or the Bid Solicitation Agent fails to do so, as the case may be. Notwithstanding the foregoing, if on any date of determination, (a) the Securities are not represented solely by Global Securities or (b) there is no active trading market in the Securities (as determined by the Company in its reasonable discretion), then the Trading Price per $1,000 principal amount of Securities on such date will be deemed to be greater than 97% of the product of (i) the Conversion Rate in effect on such date and (ii) the Closing Sale Price of the Common Stock on such date.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions hereof and thereafter means the successor. The foregoing sentence shall likewise apply to any such successor or subsequent successor.

Section 1.02 Other Definitions.

Term	Defined in Section
“Applicable Price” “Cash Settlement”	10.14(d) 10.02(a)
“Clause A Distribution”	10.06(c)
“Clause B Distribution”	10.06(c)
“Clause C Distribution” “Combination Settlement”	10.06(c) 10.02(a)
“Common Stock Private Placement Legend”	2.17
“Conversion Agent”	2.03
“Conversion Obligation”	10.01(a)
“Distributed Property”	10.06(c)
“Effective Date”	10.14(a)
“Event of Default”	6.01
“Fundamental Change Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Price”	3.01(a)
“Fundamental Change Repurchase Right”	3.01(a)
“Global Security”	2.01
“Make-Whole Applicable Increase”	10.14(b)
“Make-Whole Conversion Period”	10.14(a)
“Maximum Conversion Rate”	10.14(b)(v)
“Measurement Period”	10.01(a)(ii)
“Merger Event”	10.11
“Notice of Optional Redemption”	13.03
“Optional Redemption”	13.01
“Optional Redemption Required Notice Period”	13.03
“Participants”	2.15(a)
“Paying Agent”	2.03
“Physical Security” “Physical Settlement”	2.01 10.02(a)
“Reference Property”	10.11
“Registrar”	2.03
“Repurchase Upon Fundamental Change”	13.01(a)
“Resale Restriction Termination Date”	2.17
“Securities”	Preamble
“Security Private Placement Legend” “Settlement Amount” “Settlement Notice”	2.17 10.02(a)(iv) 10.02(a)(iii)
“Spin-Off”	10.06(c)
“Trigger Event”	10.06(c)
“Valuation Period”	10.06(c)
“Voting Stock”	1.01 (Definition of “Change in Control”)

Section 1.03 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles in effect from time to time;

(iii) “or” is not exclusive;

(iv) “including” means “including without limitation;”

(v) words in the singular include the plural and in the plural include the singular;

(vi) provisions apply to successive events and transactions;

(vii) the term “interest” means any interest payable under the terms of the Securities, including defaulted interest, if any, payable pursuant to Section 2.12, and Additional Interest, if any, payable pursuant to Section 6.02(b), unless the context otherwise requires;

(viii) the term “principal” means the principal of any Security payable under the terms of such Securities, unless the context otherwise requires;

(ix) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(x) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

Section 1.04 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company and any successor obligor upon the Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

ARTICLE 2

THE SECURITIES

Section 2.01 Form and Dating. The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

All Affiliate Securities shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (each, a “Physical Security”) and, if applicable, bearing any legends required by Section 2.17. Physical Securities may be issued in exchange for interests in a Global Security solely pursuant to Section 2.15.

So long as the Securities (excluding Affiliate Securities) (except as permitted under Section 2.06 and Section 2.17)), or portion thereof, are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to Section 2.15, such Securities may be represented by one or more Securities in global form registered in the name of the Depositary or the nominee of the Depositary (“Global Securities”). The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.15, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.

Any Global Securities shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the written direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture. Payment of principal of, and interest on, any Global Securities (including the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable) shall be made to the Depositary in immediately available funds.

Section 2.02 Execution and Authentication. One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until duly authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon a Company Order, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of up to $5,000,000,000. The aggregate principal amount of Securities outstanding at any time may not exceed $5,000,000,000, subject to the immediately succeeding paragraph and except for Securities authenticated and delivered in lieu of lost, destroyed or wrongfully taken Securities pursuant to Section 2.07.

The Company may not, with or without the consent of Holders of the Securities, increase the aggregate principal amount of Securities by issuing additional Securities in the future.

Upon a Company Order, the Trustee shall authenticate Securities, including Securities not bearing the Security Private Placement Legend, to be issued to the transferees when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(b) or when not otherwise required under this Indenture to bear the Security Private Placement Legend.

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as a Securities Agent to deal with the Company and its Affiliates.

If a Company Order pursuant to this Section 2.02 has been, or simultaneously is, delivered, then any instructions by the Company to the Trustee with respect to endorsement, delivery or redelivery of a Security that is a Global Security shall be in writing but need not comply with Section 14.03 and need not be accompanied by an Opinion of Counsel.

The Securities shall be issuable only in registered form without interest coupons and only in minimum denominations of $1,000 principal amount and any integral multiple thereof.

Section 2.03 Registrar, Paying Agent and Conversion Agent. The Company shall maintain, or shall cause to be maintained, (i) an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents, subject to providing written notification to the Trustee of any such new registrar, paying agent or conversion agent, and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.

The Company shall enter into an appropriate agency agreement with any Securities Agent not a party to this Indenture. Such agency agreement shall implement the provisions of this Indenture that relate to such Securities Agent. The Company shall notify the Trustee in writing of the name and address of any Securities Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.

Section 2.04 Paying Agent to Hold Money in Trust. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee in writing of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent; provided that the Company may not act as Paying Agent upon the occurrence and continuance of an Event of Default.

Section 2.05 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar and the Company shall otherwise comply with Section 312(a) of the TIA.

Section 2.06 Transfer and Exchange. Subject Section 2.15 and Section 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements under this Indenture for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar’s request or upon the Trustee’s receipt of a Company Order therefor. The Company, the Registrar or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with this Indenture, except if the Company has defaulted in the payment of the Fundamental Change Repurchase Price with respect to such Security or to the extent that a portion of such Security is not subject to such Repurchase Notice.

No service charge shall be made for any transfer, exchange or conversion of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to Section 2.07, Section 2.10, Section 3.01, Section 9.04 or Section 10.02, in each case, not involving any transfer.

If a Holder of a Physical Security wishes at any time to transfer such Physical Security (or portion thereof) to a Person who is not an Affiliate (that is required to take delivery thereof in the form of a Physical Security) or wishes to exchange its Physical Security for a Global Security after the Resale Restriction Termination Date, such Holder shall, subject to the restrictions on transfer set forth herein and in such Physical Security and the rules of the Depositary, and so long as the Securities are eligible for book-entry settlement with the Depositary, cause the exchange of such Physical Security for a beneficial interest in a Global Security. Upon receipt by the Registrar of (1) such Physical Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Physical Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) in the case of a transfer, the assignment form on the back of the Physical Security completed in full, and (4) in the case of a transfer of Restricted Securities or an Affiliate Security, such certifications or other information and/or legal opinions (which shall be required in the case of transfers of any Affiliate Security by any Affiliated Entity pursuant to Rule 144 under the Securities Act), as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (or in the case of an exchange, the date of the Resale Restriction Termination Date shall be on or prior to the date of such exchange), then the Trustee shall cancel or cause to be canceled such Physical Security and concurrently therewith shall cause, or direct the Registrar to cause, in accordance with the applicable procedures of the Depositary, an increase to the aggregate principal amount of the Global Security or issue a new Global Security by the same aggregate principal amount as the Physical Security canceled; provided, that in the case of any transfer of an Affiliate Security to a Person taking delivery thereof as a beneficial interest in a Global Security, any such transfer shall be made only pursuant either (i) in a transaction complying with Rule 144, (ii) pursuant to an effective registration statement, such effectiveness to be certified by the Company to the Trustee, or (iii) to Persons who agree to be bound by the restrictions applicable to such Holders for so long as such transferred securities constitutes “restricted securities.”

Section 2.07 Replacement Securities. If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate, at the Holder’s expense, a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, indemnity (including in the form of a bond) must be provided by the Holder that is reasonably satisfactory to the Trustee and the Company to indemnify and hold harmless the Company, the Trustee or any Securities Agent from any loss that any of them may suffer if such Security is replaced.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay the amounts due in respect of such Security as provided hereunder.

Every replacement Security is an additional obligation of the Company only as provided in Section 2.08.

Section 2.08 Outstanding Securities. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (in the case of a Paying Agent other than the Company) holds as of 11:00 a.m. New York City time on a Fundamental Change Repurchase Date, the Maturity Date or any Redemption Date, money sufficient to pay the aggregate Fundamental Change Repurchase Price, principal amount (plus accrued and unpaid interest, if any) or the Redemption Price, as the case may be, with respect to all Securities to be repurchased or paid on such Fundamental Change Repurchase Date, the Maturity Date or such Redemption Date, as the case may be, in each case, payable as herein provided on such Fundamental Change Repurchase , the Maturity Date or such Redemption Date, then (unless there shall be a Default in the payment of such aggregate Fundamental Change Repurchase Price, principal amount, or of such accrued and unpaid interest or Redemption Price), except as otherwise provided herein, on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed to be paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the Fundamental Change Repurchase Price, principal amount, as the case may be, plus, if applicable, such accrued and unpaid interest, or the Redemption Price in accordance with this Indenture.

If a Security is converted in accordance with Article 10 then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security unless there shall be a Default in the payment or delivery of the consideration payable and/or deliverable hereunder upon such conversion (except that any such Security will remain outstanding for the purpose of receiving any interest or other amounts due following such conversion as set forth in this Indenture).

Section 2.09 Securities Held by the Company or an Affiliate. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Subsidiaries or

Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this Section 2.09 if the pledgee establishes, to the satisfaction of the Trustee, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, any other obligor on the Securities, an Affiliate of the Company or an Affiliate of any such other obligor. In case of a dispute as to whether the pledgee has established the foregoing, any decision by the Trustee taken upon the advice of counsel shall provide full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01 and Section 7.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination. Notwithstanding anything herein to the contrary, no Initial Investor Securities shall be deemed to be owned by the Company or any of its Subsidiaries or Affiliates for purposes of this Indenture.

Section 2.10 Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order therefor, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order therefor, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Security shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11 Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 10. All cancelled Securities held by the Trustee shall be disposed of in accordance with its customary procedure for the disposal of cancelled securities, and certification of such disposal shall be delivered by the Trustee to the Company unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

Section 2.12 Defaulted Interest. If, and to the extent, the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company may pay the defaulted interest (plus interest on such defaulted interest) to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least fifteen (15) calendar days before the special record date, the Company shall mail to Holders a notice that states the special record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this Section 2.12.

Section 2.13 CUSIP Numbers. The Company in issuing the Securities may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed on the notice or on the Securities; and provided further that reliance may be placed only on the other identification numbers printed on the Securities, and the effectiveness of any such notice shall not be affected by any defect in, or omission of, such CUSIP numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Deposit of Moneys. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be.

If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date falls on a date that is not a Business Day, the payment due on such Interest Payment Date, the Maturity Date, such Fundamental Change Repurchase Date or such Redemption Date, as the case may be, shall be postponed until the next succeeding Business Day, and no interest or other amount shall accrue as a result of such postponement.

Section 2.15 Book-Entry Provisions for Global Securities. (a) Global Securities initially shall (i) be registered in the name of the Depositary, its successors or their respective nominees, (ii) be delivered to the Trustee as custodian for the Depositary, its successors or their respective nominees, as the case may be, and (iii) bear the legends such Global Securities are required to bear under Section 2.17.

Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, one or more Physical Securities shall be transferred to each owner of a beneficial interest in a Global Security, as identified by the Depositary, in exchange for its beneficial interest in the Global Securities if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Security, or the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the beneficial owner of the relevant Securities to issue Physical Securities. For the avoidance of doubt, if any event described in clause (i) of the immediately preceding sentence occurs, any owner of a beneficial interest in any Global Security will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities, and if any event described in clause (ii) of the immediately preceding sentence occurs, only the beneficial owner that has made a written request to the Registrar will be entitled to receive one or more Physical Securities in exchange for its beneficial interest or interests in the Global Securities. The Company may also exchange beneficial interests in a Global Security for one or more Physical Securities registered in the name of the owner of beneficial interests if the Company and the owner of such beneficial interests agree to so exchange.

(c) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(d) Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Section 2.15(b), shall, except as otherwise provided by Section 2.16, bear the Security Private Placement Legend.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(f) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on the transfer of any interest in any Securities imposed under this Indenture or under applicable law (including any transfers between or among Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(g) Neither the Trustee nor any Securities Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.16 Special Transfer Provisions. (a) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.15(b), a Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(b) Upon the transfer, exchange or replacement of Securities not bearing the Security Private Placement Legend, unless the Company notifies the Trustee otherwise, the Trustee shall deliver Securities that do not bear the Security Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Security Private Placement Legend, the Trustee shall deliver only Securities that bear the Security Private Placement Legend unless (i) the requested transfer, exchange or replacement is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of Exhibit C hereto. Upon any transfer or exchange of a beneficial interest in the Securities in connection with which the Security Private Placement Legend will be removed in accordance with this Indenture (including, without limitation, an exchange of a Global Security in whole in accordance with the applicable procedures), the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such transfer or exchange and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(c) By its acceptance of any Security or any Common Stock bearing the Security Private Placement Legend or the Common Stock Private Placement Legend, each holder thereof acknowledges the restrictions on transfer of such security set forth in this Indenture and in the Security Private Placement Legend or Common Stock Private Placement Legend, as applicable, and agrees that it will transfer such security only as provided in this Indenture and as permitted by applicable law.

The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(d) Any Securities that are purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities no longer being Restricted Securities.

(e) The Company may, to the extent permitted by law, purchase the Securities in the open market or by tender offer at any price or by private agreement without giving prior notice to Holders. The Company may, at its option and to the extent permitted by law, reissue, resell or surrender to the Trustee for cancellation any Securities the Company purchases in this manner, in the case of a re-issuance or resale, so long as such Securities do not constitute Restricted Securities upon such re-issuance or resale. Securities surrendered to the Trustee for cancellation may not be reissued or resold and shall be promptly cancelled pursuant to Section 2.11.

Section 2.17 Restrictive Legends.

(a) Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the “Security Private Placement Legend”) as set forth in Exhibit B-1A on the face thereof until the date such Securities no longer constitute Restricted Securities as reasonably determined by the Company in good faith (such date, the “Resale Restriction Termination Date”).

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Registrar unless the applicable box on the Form of Assignment has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Article 2, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.17(a) and shall not be assigned a restricted CUSIP number. In addition, on or after the Resale Restriction Termination Date, upon the request of any Holder and upon surrender of its Security for exchange, the Company shall exchange a Physical Security with the foregoing restricted legends for a Physical Security without such restricted legend so long as the Holder covenants to the Company that it will offer, sell, pledge or otherwise transfer such Security in compliance with the Securities Act. The Company shall be entitled to instruct the Trustee in writing to cancel any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Trustee shall provide evidence of cancellation of such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.17(a) and shall not be assigned a restricted CUSIP number. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

(b) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security, if any, shall, if such shares constitute Restricted Securities at their time of issuance, bear the legend (the “Common Stock Private Placement Legend”) as set forth in Exhibit B-1B unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.17(b).

(c) Each Global Security shall also bear the legend as set forth in Exhibit B-2.

ARTICLE 3

REPURCHASE

Section 3.01 Repurchase at Option of Holder Upon a Fundamental Change. (a) If a Fundamental Change occurs, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase (a “Repurchase Upon Fundamental Change”) all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which shall be no later than thirty five (35) Business Days, and no earlier than twenty (20) Business Days (or as such period may be extended pursuant to Section 3.01(j)), after the date the Fundamental Change Notice is mailed in accordance with Section 3.01(b), at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), upon:

(i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Repurchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:

(A) the certificate number(s) of the Securities that the Holder will deliver to be repurchased, if such Securities are Physical Securities;

(B) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in this Section 3.01; and

(ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Repurchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;

provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the full amount of accrued and unpaid interest, if any, to, but excluding, such Interest Payment

Date shall be paid on such Interest Payment Date to the Holder of record of such Securities at the Close of Business on such Record Date (without any surrender of such Securities by such Holder), and the Fundamental Change Repurchase Price shall not include any accrued but unpaid interest; provided further, that if the Fundamental Change Repurchase Date occurs after a Record Date and on or prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Record Date, and the Fundamental Change Repurchase Price payable to the Holder who presents the Security for redemption shall be 100% of the principal amount of such Security.

If such Securities are held in book-entry form through the Depositary, the delivery of any Securities, Repurchase Notice, Fundamental Change Notice or notice of withdrawal pursuant to the second immediately succeeding paragraph shall comply with applicable procedures of the Depositary.

Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive, upon request, from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

Notwithstanding anything herein to the contrary, any Holder that has delivered the Repurchase Notice contemplated by this Section 3.01(a) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Repurchase Notice by delivery, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or, if there shall be a Default in the payment of the Fundamental Change Repurchase, at any time during which such Default is continuing), of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall be delivered in accordance with, and contain the information specified in, Section 3.01(b)(x).

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

(b) Within 10 days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee at the time such notices are delivered to the Holders. Simultaneously with providing such Fundamental Change Notice, the Company shall publish a press release or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Notice shall state:

(i) the events causing the Fundamental Change;

(ii) the date of the Fundamental Change;

(iii) the Fundamental Change Repurchase Date;

(iv) the last date on which the Fundamental Change Repurchase Right may be exercised, which shall be the Business Day immediately preceding the Fundamental Change Repurchase Date;

(v) the Fundamental Change Repurchase Price;

(vi) the names and addresses of the Paying Agent and the Conversion Agent;

(vii) the procedures that a Holder must follow to exercise the Fundamental Change Repurchase Right;

(viii) that the Fundamental Change Repurchase Price for any Security as to which a Repurchase Notice has been given and not withdrawn will be paid no later than the later of such Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the Security (together with all necessary endorsements);

(ix) that, except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the Fundamental Change Repurchase Price;

(x) that a Holder will be entitled to withdraw its election in the Repurchase Notice prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, by means of a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth the name of such Holder, a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, the certificate number(s) of such Securities to be so withdrawn, if such Securities are Physical Securities, the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and the principal amount, if any, of the Securities of such Holder that remain subject to the Repurchase Notice delivered by such Holder in accordance with this Section 3.01, which amount must be $1,000 or an integral multiple thereof; provided, however, that if there shall be a Default in the payment of the Fundamental Change Repurchase Price, a Holder shall be entitled to withdraw its election in the Repurchase Notice at any time during which such Default is continuing;

(xi) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;

(xii) that Securities with respect to which a Repurchase Notice is given by a Holder may be converted pursuant to Article 10 only if such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price; and

(xiii) the CUSIP number or numbers, as the case may be, of the Securities.

At the Company’s request, upon prior notice reasonably acceptable to the Trustee, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.

No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right pursuant hereto to exercise a Fundamental Change Repurchase Right.

(c) Subject to the provisions of this Section 3.01, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof no later than the later of the Fundamental Change Repurchase Date and the time of book-entry transfer or when such Security is surrendered to the Paying Agent together with any necessary endorsements; provided, however, that if such Fundamental Change Repurchase Date is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, then the accrued and unpaid interest, if any, to, but excluding, such Interest Payment Date will be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date and the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

(d) The Company shall, in accordance with Section 2.14, deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with Section 2.04) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the Fundamental Change Repurchase Price upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.

(e) Once the Fundamental Change Notice and the Repurchase Notice have been duly given in accordance with this Section 3.01, the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the Fundamental Change Repurchase Price), except as otherwise provided herein with respect to a Fundamental Change Repurchase Date that is after a Record Date for the payment of an installment of interest and on or before the related Interest Payment Date, such Securities shall cease to bear interest (whether or not book-entry transfer of the Securities has been made or the Securities have been delivered to the Paying Agent), and all rights of the relevant Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration and any other applicable rights under those sections set forth in the proviso in Section 8.01.

(f) Securities with respect to which a Repurchase Notice has been duly delivered in accordance with this Section 3.01 may be converted pursuant to Article 10 only if such Securities are not subject to a Repurchase Notice, such Repurchase Notice has been withdrawn in accordance with this Section 3.01 or the Company defaults in the payment of the Fundamental Change Repurchase Price.

(g) If any Security shall not be paid upon book-entry transfer or surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall be convertible pursuant to Article 10 if any Repurchase Notice with respect to such Security is withdrawn pursuant to this Section 3.01.

(h) Any Security that is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.01 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing, with a medallion guarantee), and the Company shall promptly execute, and the Trustee shall promptly authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.

(i) Notwithstanding anything herein to the contrary, except in the case of an acceleration resulting from a Default relating to the payment of the Fundamental Change Repurchase Price, there shall be no purchase of any Securities pursuant to this Section 3.01 on any date if, on such date, the principal amount of the Securities shall have been accelerated in accordance with this Indenture and such acceleration shall not have been rescinded on or prior to such date in accordance with this Indenture. The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such an acceleration.

(j) In connection with any Repurchase Upon Fundamental Change, the Company shall, to the extent applicable (i) comply with the provisions of Rule 13e-4 and Regulation 14E under the Exchange Act, and with all other applicable laws; (ii) file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws; and (iii) otherwise comply with all applicable United States federal and state securities laws in connection with any offer by the Company to purchase the Securities; provided that any time period specified in this Article 3 shall be extended to the extent necessary for such compliance.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Securities. The Company shall pay all amounts and make deliveries of securities due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Securities (unless there shall be a Default in the payment of such amounts to the respective Holder(s)). The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (a) in the case of a Global Security, by wire transfer of immediately available funds to the account designated by the Depositary or its nominee; and (b) in the case of a Physical Security, by wire transfer of immediately available funds to the account specified in writing to the Paying Agent by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar.

The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities.

Section 4.02 Maintenance of Office or Agency. The Company will maintain, or cause to be maintained, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office. The Company will maintain, or cause to be maintained, an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal office of the Company located in the United States.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office as an agency of the Company in accordance with Section 2.03.

Section 4.03 Annual Reports. (a) The Company shall provide to the Trustee a copy of each report the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the date 15 Business Days after such report is required to be filed with the SEC pursuant to the Exchange Act (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act); provided, however, that each such report will be deemed to be so provided to the Trustee if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act (taking into account any applicable grace periods provided thereunder). The Company will comply with TIA §314(a), if applicable.

(b) Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

Section 4.04 Compliance Certificate. The Company shall deliver to the Trustee, within one hundred and twenty (120) calendar days after the end of each fiscal year of the Company, commencing with the fiscal year ending closest to October 31, 20[•]8, a certificate from the principal executive, financial or accounting officer of the Company stating that such officer has conducted or supervised a review of the activities of the Company and its performance of obligations under this Indenture and the Securities and that, based upon such review, no Default or Event of Default exists hereunder or thereunder or, if there has been a Default or Event of Default, specifying such event, status and the remedial action proposed to be taken by the Company with respect to such Default or Event of Default.

Section 4.05 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Securities; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Notice of Default. Within 30 days of the Company’s becoming aware of the occurrence of any Default or Event of Default, the Company shall give written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee.

Section 4.07 Rule 144A Information.If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Securities or shares of Common Stock issuable upon conversion of the Securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act), then the Company (or its successor) will promptly provide, upon written request, to any Holder, beneficial owner or prospective purchaser of such Securities or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares pursuant to Rule 144A under the Securities Act. Notwithstanding anything to the contrary herein, upon the occurrence of a Fundamental Change, the Company shall have no further obligations under this Section 4.07.

[8]	End of first fiscal year after Issue Date.

ARTICLE 5

SUCCESSORS

Section 5.01 When Company May Merge, Etc.The Company shall not consolidate with, or merge with or into, or sell, transfer, lease, convey or otherwise dispose of all or substantially all of the consolidated property or assets of the Company to another Person (other than one or more Subsidiaries of the Company), whether in a single transaction or series of related transactions, unless (i) the Company is the continuing corporation or such other Person is a corporation organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia, and such other corporation assumes by supplemental indenture all of the obligations of the Company under the Securities and this Indenture and (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist.

For purposes of this Section 5.01, the sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company to another Person other than the Company or one or more other Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated properties or assets of the Company to another Person.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel (which may rely upon such Officers’ Certificate as to the absence of Defaults and Events of Default) stating that the proposed transaction and such supplemental indenture will, upon consummation of the proposed transaction, comply with this Indenture.

Section 5.02 Successor Substituted. In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the consolidated property or assets of the Company and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Securities, the due and punctual payment of the Fundamental Change Repurchase Price with respect to all Securities repurchased on each Fundamental Change Repurchase Date, the due and punctual payment of the Redemption Price with respect to all Securities redeemed on any Redemption Date, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture and the Securities to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such consolidation, merger or any sale, transfer, conveyance or other disposition (but not in the case of a lease), upon compliance with this Article 5 the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 5 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and its obligations under this Indenture shall terminate.

In case of any such consolidation, merger or any sale, transfer, lease, conveyance or other disposition, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. An “Event of Default” occurs if:

(a) the Company fails to pay the principal of any Security when due, whether on the Maturity Date, on a Fundamental Change Repurchase Date with respect to a Fundamental Change, on a Redemption Date, upon acceleration or otherwise;

(b) the Company fails to pay an installment of interest on any Security when due, if the failure continues for thirty (30) days after the date when due;

(c) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto and such failure continues for a period of three (3) Business Days;

(d) the Company fails to comply with its obligations under Article 3 and Article 5;

(e) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified in the last paragraph of this Section 6.01;

(f) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors; or

(g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the consolidated property of the Company or any such Significant Subsidiary or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(iii) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, and, in the case of each of the foregoing clauses (i), (ii) and (iii) of this Section 6.01(g), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

A Default under clause (e) above shall not be an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within sixty (60) days in the case of clause (e) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 6.02 Acceleration. (a) If an Event of Default (excluding an Event of Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Company, but including an Event of Default specified in Section 6.01(f) or Section 6.01(g) solely with respect to a Significant Subsidiary of the Company or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) has occurred and is continuing, either the Trustee, by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or Section 6.01(g) with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 6.01(f) or Section 6.01(g) solely with respect to a Significant Subsidiary of the Company or any group of its Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Required Holders by written notice to the Trustee may rescind or annul an acceleration and its consequences if (i) the rescission would not conflict with any order or decree, (ii) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (iii) all amounts due to the Trustee under Section 7.06 have been paid.

(b) Notwithstanding the foregoing, for the first 360 days immediately following an Event of Default relating to failure to comply with Section 4.03(a) and Section 4.03(b) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to this Indenture, if any) (which will be the 61st day after written notice is provided to the Company of the Default pursuant to the last paragraph of Section 6.01, unless such failure is cured or waived prior to such 61st day), the sole remedy for any such Event of Default shall, at the Company’s election, be the accrual of Additional Interest on the Securities at a rate per year equal to 0.25% of the outstanding principal amount of Securities, payable in the same manner and at the same time as the stated interest payable on the Securities. Such Additional Interest shall accrue on all outstanding Securities from, and including, the date on which such Event of Default first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On and after the 361st day immediately following an Event of Default relating to a failure to comply with Section 4.03(a), if the Company elected to pay Additional Interest pursuant to this Section 6.02(b) such Additional Interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 361st day, the Securities may be accelerated by the Holders or the Trustee as provided above.

In order to elect to pay Additional Interest as sole remedy during the first 360 days after the occurrence of any Event of Default relating to the failure to comply with the obligations under Section 4.03(a) and Section 4.03(b) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA (at any time such section is applicable to this Indenture, if any), the Company shall notify all Holders and the Trustee and the Paying Agent of such election in writing prior to the Close of Business on the date on which such Event of Default occurs. If the Company fails to give timely notice of such election, the Securities will be immediately subject to acceleration as provided in Section 6.02(a).

In the event the Company does not elect to pay Additional Interest upon such Event of Default in accordance with this Section 6.02(b), the Securities will be subject to acceleration as provided in Section 6.02(a). This Section 6.02(b) does not affect the rights of Holders if any other Event of Default occurs under this Indenture.

Additional Interest shall be payable at the same time, in the same manner and to the same Persons as ordinary interest.

(c) If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 6.03 Other Remedies. Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Section 6.04 Waiver of Past Defaults. Subject to Section 6.07 and Section 9.02, the Required Holders may, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than a Default or Event of Default (a) in the payment of the principal of, or interest on, any Security, in the payment of the Fundamental Change Repurchase Price or in the payment of any Redemption Price (b) arising from a failure by the Company to convert any Securities in accordance with this Indenture or (c) in respect of any provision of this Indenture or the Securities which, under Section 9.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, if:

(i) all existing Default or Event of Default, other than the nonpayment of the principal of and interest on the Securities that have become due solely by the declaration of acceleration, have been cured or waived; and

(ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any rights of Holders or the Trustee related thereto.

Section 6.05 Control by Holders. The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

Section 6.06 Limitation on Suits. Except with respect to any proceeding instituted in accordance with Section 6.07, a Holder shall not have any right to institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:

(a) the Holder gives the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(c) the Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy; and

(d) the Trustee fails to comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity, and during such sixty (60) day period, the Required Holders do not give the Trustee a direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment and to Convert Securities. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts (including any principal, interest, the Redemption Price or the Fundamental Change Repurchase Price) due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

In addition, notwithstanding any other provision of this Indenture, the right of any Holder to convert a Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or Section 6.01(b) has occurred and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount due with respect to the Securities, including any unpaid and accrued interest.

Section 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:	to the Trustee for amounts due under Section 7.06;

Second:	to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third:	the balance, if any, to the Company.

The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment by it to Holders pursuant to this Section 6.10. At least fifteen (15) days before each such record date, the Trustee shall mail to each Holder and the Company a written notice that states such record date and payment date and the amount of such payment.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than ten percent (10%) in aggregate principal amount of the outstanding Securities.

ARTICLE 79

TRUSTEE

Section 7.01 Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

[9]	Subject to review by proposed Trustee.

(b) Except during the continuance of an Event of Default:

(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith, willful misconduct or negligence on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee shall be segregated from other funds as directed in writing by the Company or as required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Section 7.02 Rights of Trustee. (a) Subject to Section 7.01, the Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice, at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution.

(d) The Trustee may consult with counsel of its own selection, and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture; provided that the Trustee’s action does not constitute willful misconduct or negligence.

(g) Except with respect to Section 4.01, where it acts as Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Section 6.01(a) or (b) for which it acts as Paying Agent or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have received written notification or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article 4 (other than Section 4.04 and 4.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).

(h) Subject to Section 7.01(a), the Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or demand of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or demand.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities or any other securities issued by the Company from time to time and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with Section 7.09.

Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be accountable for the Company’s use of the proceeds from the Securities; and the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05 Notice of Defaults. If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee who shall have direct responsibility for the administration of this Indenture shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment or delivery of any amounts due (including principal, interest, the Fundamental Change Repurchase Price, the Redemption Price or the consideration due upon conversion) with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

Section 7.06 Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it pursuant to, and in accordance with, any provision hereof, except for any such expenses as shall have been caused by the Trustee’s own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company with reasonable notice of any expense not in the ordinary course of business.

The Company shall indemnify each of the Trustee, each predecessor Trustee and their respective agents for, and hold each of them harmless against, any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, or in connection with enforcing the provisions of this Section 7.06, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification;

provided that failure to give such notice shall not relieve the Company of its obligations under this Section 7.06. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, bad faith or willful misconduct.

To secure the Company’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company with respect to the Trustee provided for in this Section 7.06 shall survive any resignation or removal of the Trustee and any termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or Section 6.01(g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

The Trustee may resign by so notifying the Company in writing thirty (30) days prior to such resignation. The Required Holders may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:

(a)	the Trustee fails to comply with Section 7.09;

(b)	the Trustee is adjudged a bankrupt or an insolvent;

(c)	a receiver or other public officer takes charge of the Trustee or its property; or

(d)	the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, the Company or any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

Section 7.08 Successor Trustee by Merger, Etc.If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.

Section 7.09 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that (i) is an entity organized and doing business under the laws of the United States of America or of any state thereof or the District of Columbia, (ii) is subject to supervision or examination by federal or state authorities and (iii) has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

Section 7.10 Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to §311(a) to the extent indicated.

Section 7.11 Reports by Trustee to Holders. Within 60 days after each anniversary date of this Indenture, beginning with [•], 20[•]10, the Trustee shall transmit by mail to all Holders of the Securities, as their names and addresses appear on the register kept by the Registrar, a brief report dated as of such anniversary date, in accordance with, and to the extent required under, TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit by mail all reports as required by TIA §313(c). A copy of each report at the time of its delivery to the Holders of Securities shall be delivered to the Company and each stock exchange on which the Securities are listed in accordance with TIA §313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

ARTICLE 8

DISCHARGE OF INDENTURE

Section 8.01 Termination of the Obligations of the Company. This Indenture shall cease to be of further effect, and the Trustee shall execute instruments acknowledging satisfaction and discharge of this Indenture, if (a) either (i) all outstanding Securities (other than Securities replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, upon conversion, Optional Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash or, in the

[10]	Date selected by the Company in compliance with Section 313(a) of the TIA.

case of conversion, cash, Common Stock (and cash in lieu of any fractional shares) or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to satisfy all obligations due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07) on the Maturity Date, the relevant settlement date of any conversion, the relevant Redemption Date or the Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit under clause (a)(ii) above; (d) such deposit under clause (a)(ii) above shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that Section 2.03, Section 2.04, Section 2.05, Section 2.08, Section 4.01, Section 4.02, Section 4.05, Section 7.06, Section 7.07, Section 7.08, Section 7.09, Section 14.04, Section 14.08 and Section 14.13, Article 5 and this Article 8 and any right of the Holders to receive any payments in accordance with this Indenture in respect of their Securities shall survive any discharge of this Indenture until such time as all payments in respect of the Securities have been paid in full and there are no Securities outstanding; provided further, however, that Section 7.06 shall also survive after the Securities are paid in full and there are no Securities outstanding.

Section 8.02 Application of Trust Money. The Trustee shall hold in trust all money deposited with it pursuant to Section 8.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 8.03 Repayment to Company. The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, or any accrued and unpaid interest on, the Securities. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the Securities that remains unclaimed for two (2) years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published (in no event later than five (5) days after the Company requests repayment) once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 8.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 8.01 and Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit or delivery had occurred pursuant to Section 8.01 and Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01 and Section 8.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money, Common Stock or other consideration held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

Section 9.01 Without Consent of Holders. The Company may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

(a) to comply with Section 5.01 or Section 10.11;

(b) to secure the obligations of the Company in respect of the Securities or add guarantees with respect to the Securities;

(c) to evidence and provide for the appointment of a successor Trustee in accordance with Section 7.07;

(d) to comply with the provisions of any securities depositary, including DTC, clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of any applicable Securities pursuant to this Indenture;

(e) to add to the covenants of the Company described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company;

(f) to make provision with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture;

(g) to irrevocably elect or eliminate one or more Settlement Methods and/or irrevocably elect a minimum Specified Dollar Amount; or

(h) to comply with the requirement of the SEC in order to effect or maintain the qualification of this Indenture and any supplemental indenture under the TIA.

In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other changes, materially adversely affect the rights of any Holder.

Section 9.02 With Consent of Holders. The Company may amend or supplement this Indenture or the Securities with the written consent of the Required Holders (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities). Subject to Section 6.04 and 6.07, the Required Holders may, by written notice to the Trustee, waive by consent (including, without limitation, consents obtained from Holders in connection with a purchase of, or tender or exchange offer for, Securities) compliance by the Company with any provision of this Indenture or the Securities without notice to any other Holder. Notwithstanding the foregoing or anything herein to the contrary, without the consent of the Holder of each outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(a) change the stated maturity of the principal of, or the payment date of any installment of interest on, any Security;

(b) reduce the principal amount of, or any interest (other than Additional Interest) on, any Security;

(c) change the place, manner or currency of payment of principal of, or any interest on, any Security;

(d) impair the right to institute suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any Security;

(e) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to this Indenture to require the Company to repurchase Securities upon the occurrence of a Fundamental Change;

(f) adversely affect the right of Holders to convert Securities in accordance with the terms of this Indenture;

(g) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities; or

(h) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.

Promptly after an amendment, supplement or waiver under Section 9.01 or this Section 9.02 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 9.03 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 9.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security. Any amendment to this Indenture or the Securities shall be set forth in a supplemental indenture to the Indenture that complies with the TIA as then in effect, if the TIA is at such time applicable to this Indenture.

Nothing in this Section 9.03 shall impair the Company’s rights pursuant to Section 9.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such Section 9.01.

Section 9.04 Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 9.05 Trustee Protected. The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article 9; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article 9 that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Section 9.06 Effect of Supplemental Indentures. Upon the due execution and delivery of any supplemental indenture in accordance with this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and, except as set forth in Section 9.02 and Section 9.03, every Holder of Securities shall be bound thereby.

ARTICLE 10

CONVERSION

Section 10.01 Conversion Privilege. (a) Subject to the limitations of Section 10.01(b), Section 10.02, Section 10.11 and the settlement provisions of Section 10.14(c), and upon compliance with the provisions of this Article 10, each Holder of a Security shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Security, (x) prior to the Close of Business on the Business Day immediately preceding [three months prior to the Maturity Date] only upon satisfaction of one or more of the conditions described in this Section 10.01(a), and (y) on or after [three months prior to the Maturity Date], at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Rate per $1,000 principal amount of Securities (subject to the settlement provisions of Section 10.02, the “Conversion Obligation”).

(i) A Holder may surrender Securities for conversion during any fiscal quarter commencing after [first full fiscal quarter ended after issuance date] (and only during such fiscal quarter) if the Closing Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price in effect on each Trading Day.

(ii) A Holder may surrender Securities for conversion during the five consecutive Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which, as determined following a request by a Holder in accordance with the procedures set forth in this Section 10.01(a)(ii), for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Securities was less than 97% of the product of (x) the Conversion Rate in effect on such Trading Day and (y) the Closing Sale Price of the Common Stock on such Trading Day. The Trading Price shall be determined by the Company pursuant to this Section 10.01(a)(ii) and the definition of “Trading Price” set forth in Section 1.01 hereof. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit the applicable market bid quotations of the Securities unless the Company has requested that it do so in writing; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Securities) unless one or more Holders holding, in the aggregate, at least $2.0 million principal amount of Securities provides it with reasonable written evidence that the Trading Price per $1,000 principal amount of Securities would be less than 97% of the product of (x) the Conversion Rate in effect on the next Trading Day and (y) the Closing Sale Price of the Common Stock on such Trading Day and requests that the Company require the Bid Solicitation Agent (if not the Company) to begin soliciting market bid quotations for the Securities (or, if the Company is the Bid Solicitation Agent, requests that the Company begin determining the Trading Price of the Securities). At such time, (1) the Company shall instruct the Bid Solicitation Agent to solicit market bid quotations for the Securities (or, if the Company is the Bid Solicitation Agent, the Company shall determine the Trading Price per $1,000 principal amount of the Securities) beginning on the next Trading Day and on each successive Trading Day until the Company instructs the Bid Solicitation Agent in writing to cease soliciting market bid quotations for the Securities and (2) the Company shall determine the Trading Price per $1,000 principal amount of the Securities based upon the market bid quotations received from the Bid Solicitation Agent (if not the Company) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 97% of the product of (x) the Conversion Rate in effect on such Trading Day and (y) the Closing Sale Price of the Common Stock on such Trading Day. Whenever the condition to conversion set forth in this Section 10.01(a)(ii) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders and the Trustee. If, at any time after the condition to conversion set forth in this Section 10.01(a)(ii) has been met, the condition to conversion set forth in this Section 10.01(a)(ii) ceases to be met, the Company will so notify the Holders and the Trustee on the first Trading Day on which such condition ceases to be met. Each of the Trustee, Bid Solicitation Agent, Conversion Agent, Paying Agent and Registrar (in each case, if not the Company) shall have no responsibility to determine the Trading Price of the Securities or whether the condition to conversion set forth in this Section 10.01(a)(ii) has been met.

(iii) If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be issued under this clause (x) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (y) upon their separation from the Common Stock or upon the occurrence of such triggering event), which distribution has a per-share value, as reasonably determined by the Board of Directors, exceeding 15% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution, and of the Ex Date for such issuance or distribution, to the Holders and the Trustee at least 30 Scheduled Trading Days prior to the Ex Date for such issuance or distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur). Holders may surrender their Securities for conversion at any time during the period beginning on the 30th Scheduled Trading Day immediately prior to the Ex Date for such issuance or distribution and ending on the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex Date for such issuance or distribution or (b) the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time.

(iv) If (i) a Fundamental Change or Make-Whole Fundamental Change occurs or (ii) the Company is a party to (x) a consolidation, merger, amalgamation or binding share exchange pursuant to which the Common Stock would be converted into cash, securities or other assets or (y) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another Person (other than any of the Company’s wholly-owned Subsidiaries), the Securities may be surrendered for conversion at any time from or after the effective date of such transaction or event until the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or, if there is no Fundamental Change Repurchase Date, the 35th Trading Day immediately following the effective date for the transaction. The Company will notify the Holders of any such transaction or event no later than the effective date of such transaction or event.

(v) If the Company calls a Holder’s Securities for Optional Redemption pursuant to Article 13, such Holder shall have the right to convert such Holder’s Securities at any time prior to the Close of Business on the Business Day immediately preceding the related Redemption Date (or, if the Company defaults in the payment of the Redemption Price in respect of such Optional Redemption, such date on which such default is no longer continuing), after which time such right to convert will expire.

(b) A Holder may convert a portion of the principal amount of a Security in accordance with Section 10.01(a) if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.

Section 10.02 Conversion Procedure and Payment Upon Conversion.

(a) Subject to this Section 10.02 and Section 10.11 and the settlement provisions of Section 10.14(c), upon conversion of any Security pursuant to this Indenture, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), Common Stock, together with cash, if applicable, in lieu of delivering any fractional shares of Common Stock in accordance with Section 10.03 (“Physical Settlement”) or a combination of cash and Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 10.03 (“Combination Settlement”), at its election, as set forth in this Section 10.02.

(i) All conversions for which the relevant Conversion Date occurs on or after [three months prior to the Maturity Date] shall be settled using the same Settlement Method.

(ii) All conversions of Securities occurring on or after the date of the Notice of Optional Redemption and prior to the related Redemption Date shall be settled using the same Settlement Method.

(iii) Except for any conversions described in the immediately preceding clauses (i) and (ii), the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.

(iv) If, in respect of any Conversion Date (or for all conversions described in the immediately preceding clauses (i) and (ii), as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the Close of Business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring on or after (x) [three months prior to the Maturity Date], no later than [three months prior to the Maturity Date]) or (y) the date of the Notice of Optional Redemption and prior to the related Redemption Date, in such Notice of Optional Redemption. If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000 (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default). Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Securities. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Securities in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Securities shall be deemed to be $1,000.

(v) The cash, Common Stock or combination of cash and Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (provided that the Company shall deliver cash in lieu of any fractional shares as described in Section 10.03);

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

To convert its Security that is convertible pursuant to Section 10.01(a), a Holder of a Physical Security must (i) complete and manually sign the Conversion Notice, with appropriate signature guarantee, or facsimile of the Conversion Notice and deliver the completed Conversion Notice to the Conversion Agent, (ii) surrender the Security to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (iv) pay all transfer or similar taxes if required pursuant to Section 10.04 and (v) pay funds equal to interest payable on the next Interest Payment Date required by Section 10.02(c). If a Holder holds a beneficial interest in a Global Security, to convert such Security that is convertible pursuant to Section 10.01(a), the Holder must comply with clauses (iv) and (v) above and the Depositary’s procedures for converting a beneficial interest in a Global Security.

(b) Each conversion shall be deemed to have been effected as to any Securities surrendered for conversion at the Close of Business on the applicable Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Cash Settlement or Combination Settlement), and the Person in whose name the Common Stock shall be issuable upon such conversion shall become the holder of record of such shares as of the Close of Business on such Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Cash Settlement or Combination Settlement). Prior to such time, a Holder receiving Common Stock upon conversion shall not be entitled to any rights relating to such Common Stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings. On and after the Close of Business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Cash Settlement or Combination Settlement), in each case, with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable or payable upon conversion of such Security as provided herein and accrued but unpaid interest, if any, on such Security as provided herein.

(c) Except as provided in the Securities or in this Article 10, no payment or adjustment will be made for accrued interest on a converted Security, and accrued interest, if any, will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest, if any, shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. Upon a conversion of Securities into a combination of cash and Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. If any Holder surrenders a Security for conversion after the Close of Business on the Record Date for the payment of an installment of interest but prior to the Open of Business on the next Interest Payment Date, then, notwithstanding such conversion, the full amount of interest payable with respect to such Security on such Interest Payment Date shall be paid on such Interest Payment Date to the Holder of record of such Security at the Close of Business on such Record Date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the full amount of interest payable on such Interest Payment Date on the Security so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the Close of Business on the Record Date immediately preceding the Maturity Date, (ii) is surrendered for conversion after the Close of Business on a Record Date for the payment of an installment of interest and on or prior to the Open of Business on the related Interest Payment Date, where, pursuant to Section 3.01, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such Record Date but on or prior to such Interest Payment Date or (iii) that is surrendered in connection with Optional Redemption and the Company has specified a Redemption Date that is after a Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the conversion occurs after such Record Date and on or prior to the Open of Business on such Interest Payment Date; provided further that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 2.12 or otherwise (it being understood that nothing in this Section 10.02(c) shall affect the Company’s obligations under Section 2.12).

(d) If a Holder converts more than one Security at the same time, the Conversion Obligation with respect to such Securities shall be based on the total principal amount of all Securities so converted.

(e) The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the later of (i) the third Business Day immediately following the relevant Conversion Date and (ii) the third Business Day immediately following the last Trading Day of the relevant Observation Period, as applicable. If any shares of Common

Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver or cause to be delivered to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(f) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(g) If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered to that Conversion Agent on the next succeeding day that is a Business Day.

Section 10.03 Cash in Lieu of Fractional Shares. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company shall pay cash in lieu of fractional shares based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period (in the case of Combination Settlement) or the aggregate principal amount of the Securities, or specified portions thereof to the extent permitted hereby (in the case of Physical Settlement) so surrendered, and any fractional shares remaining after such computation shall be paid in cash.

Section 10.04 Taxes on Conversion. If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty that is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name.

Section 10.05 Company to Provide Common Stock. The Company shall at all times keep available, free from any other pre-emptive rights or similar rights, out of its share issue mandate, or Common Stock held in its treasury, enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities (assuming, for such purposes, that at the time of computation of such number of shares, all such Securities would be converted by a single Holder). Any Common Stock due upon conversion of a Global Security shall be delivered by the Company in accordance with the Depositary’s customary practices.

All Common Stock issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim that arises from the action or inaction of the Company.

The Company shall comply with all securities laws regulating the offer and delivery of any Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed on the applicable Conversion Date.

Section 10.06 Adjustment of Conversion Rate. The Conversion Rate shall be subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:

(a) If the Company issues Common Stock as a dividend or distribution on all Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as the case may be; and

OS’ =	the number of shares of Common Stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this Section 10.06(a) shall become effective immediately after the Open of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as the case may be. If any dividend or distribution of the type described in this Section 10.06(a) is declared but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company distributes to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period expiring not more than sixty (60) days immediately following the date of such distribution, to purchase or subscribe for Common Stock, at a price per share less than the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on such Ex Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution.

Any increase made under this Section 10.06(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the Open of Business on the Ex Date for such distribution. To the extent that shares of Common Stock are not delivered after expiration of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such Ex Date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Common Stock at less than such average of the Closing Sale Prices for the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate offering price of such

Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors. Except in the case of a readjustment of the Conversion Rate pursuant to the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(b).

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other of its assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, but excluding (i) dividends or distributions as to which an adjustment was effected pursuant to Section 10.06(a) or Section 10.06(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 10.06(d), and (iii) Spin-Offs to which the provisions set forth in the latter portion of this Section 10.06(c) shall apply (any of such shares of Capital Stock, indebtedness or other assets, securities or property or rights, options or warrants to acquire its Capital Stock or other securities, the “Distributed Property”), then, in each such case the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of the Distributed Property distributable with respect to each outstanding share of Common Stock as of the Open of Business on the Ex Date for such distribution.

If the Board of Directors determines “FMV” for purposes of this Section 10.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding the Ex Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as the holders of the Common Stock, the amount and kind of Distributed Property that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date for such distribution.

Any increase made under the portion of this Section 10.06(c) above shall become effective immediately after the Open of Business on the Ex Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 10.06(c) where there has been a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period;

CR’ =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV0 =	the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the ten (10) consecutive Trading Days immediately following, and including, the Ex Date for a Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Closing Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be given effect immediately after the Close of Business on the last Trading Day of the Valuation Period; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the Valuation Period, the reference within the portion of this Section 10.06(c) related to Spin-Offs to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex Date for such Spin-Off and the relevant Conversion Date, except that if such Conversion Date occurs on or after the Ex Date for the Spin-Off and on or prior to the record date for the Spin-Off and the converting Holder would be treated as the record holder of Common Stock as of the related Conversion Date (if the

Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be, based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment for such Ex Date will not be made for such converting Holder and such Holder shall be treated as if such Holder were the record owner of the Common Stock on an un-adjusted basis and participate in the Spin-Off.

Subject in all respects to Section 10.13, rights, options or warrants distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.06(c) (and no adjustment to the Conversion Rate under this Section 10.06(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.06(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.06(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued.

For purposes of Section 10.06(a), Section 10.06(b) and this Section 10.06(c), any dividend or distribution to which this Section 10.06(c) is applicable that also includes one or both of:

(A) a dividend or distribution of Common Stock to which Section 10.06(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 10.06(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 10.06(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 10.06(c) with respect to such Clause C Distribution shall then be made and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 10.06(a) and Section 10.06(b) with respect thereto shall then be made, except that, if determined by the Board of Directors, the Ex Date of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex Date of the Clause C Distribution and any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Close of Business on the Ex Date for such dividend or distribution, or immediately after the Open of Business on the effective date of such share split or share combination, as the case may be” within the meaning of Section 10.06(a) or “outstanding immediately prior to the Close of Business on the Ex Date for such distribution” within the meaning of Section 10.06(b).

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of either the fourth or seventh paragraph of this Section 10.06(c), the Conversion Rate shall not be decreased pursuant to this Section 10.06(c).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than a regular, quarterly cash dividend that does not exceed $1.75 per share, which is referred to as the “dividend threshold,” and which is subject to adjustment as described below), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x SP0 – T

                    SP0 – C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex Date for such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on the Ex Date for such dividend or distribution;

SP0 =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period immediately preceding the Ex Date for such dividend or distribution;

T =	the dividend threshold; provided, that if the dividend or distribution is not a regular cash dividend, then the dividend threshold will be deemed to be zero; and

C =	the amount in cash per share of Common Stock the Company distributes to holders of its Common Stock.

The dividend threshold is subject to adjustment in a manner inversely proportional to, and at the same time as, adjustments to the Conversion Rate; provided, that no adjustment will be made to the dividend threshold for any adjustment to the Conversion Rate pursuant to this clause (d). Such increase shall become effective immediately after the Close of Business on the Ex Date for such dividend or distribution.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, provision shall be made for each Holder of a Security to receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount of cash such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex Date for such cash dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(d).

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, if the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’ =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS’ =	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ =	the average of the Closing Sale Prices of the Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 10.06(c) shall occur at the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Date next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the date that any such tender or exchange offer expires, references in this Section 10.06(e) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date. If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

Except in the case of a readjustment of the Conversion Rate pursuant to the last sentence of the immediately preceding paragraph, the Conversion Rate shall not be decreased pursuant to this Section 10.06(e).

(f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, and to the extent permitted by applicable law and any applicable securities exchange rules, the Company may, from time to time and to the extent permitted by law, increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days or any longer period as may be permitted or required by law, if the Board of Directors has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.

(g) All calculations under this Article 10 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be. Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th.

(h) Notwithstanding any of the foregoing, the Company will not initiate any transaction set forth in this Section 10.06 unless such transaction is in compliance with applicable law and the applicable rules of the principal securities exchange on which the Common Stock is then listed.

(i) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities if a Conversion Rate adjustment becomes effective on any Ex Date, and a Holder that has converted its Securities on or after such Ex Date and on or prior to the related record date would be treated as the record holder of the Common Stock as of the related Conversion Date as described under Section 10.02(b) based on an adjusted Conversion Rate for such Ex Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such Ex Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(j) Notwithstanding this Section 10.06 or any other provision of this Indenture or the Securities, if a Holder converts a Security, Combination Settlement is applicable to such Security and the Daily Settlement Amount for any Trading Day during the Observation Period applicable to such Security (x) is calculated based on a Conversion Rate adjusted on account of any event described in clauses (a), (b), (c), (d) and (e) of this Section 10.06 and (y) includes any shares of Common Stock that entitle their holder to participate in such event, then, notwithstanding the Conversion Rate adjustment provisions in this Section 10.06, the Conversion Rate adjustment relating to such event will not be made for such converting Holder for such Trading Day. Instead, such Holder will be treated as if such Holder were the record owner of the Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(k) For purposes of this Section 10.06, “effective date” means the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

Section 10.07 No Adjustment. The Conversion Rate shall not be adjusted for any transaction or event other than for any transaction or event described in this Article 10. Without limiting the foregoing, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities;

(ii) upon the issuance of any Common Stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(iii) upon the issuance of any Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the date the Securities were first issued;

(iv) for accrued and unpaid interest, if any;

(v) upon the repurchase of any Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 10.06(e); or

(vi) for the sale or issuance of new shares of Common Stock or securities convertible into or exercisable for Common Stock for cash, including at a price per share less than the fair market value thereof or the Conversion Price or otherwise, except as described in Section 10.06.

No adjustment in the Conversion Rate pursuant to Section 10.06(a) through Section 10.06(e) shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this paragraph are not required to be made shall be carried forward and taken into account (i) in any subsequent adjustment to the Conversion Rate, (ii) on the occurrence of any Fundamental Change or Make-Whole Fundamental Change, (iii) upon Optional Redemption and (iv) on each Trading Day of any Observation Period; provided further that if the Securities have been converted pursuant to Section 10.01, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 10.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate.

No adjustment to the Conversion Rate need be made pursuant to Section 10.06 for a transaction (other than for share splits or share combinations pursuant to Section 10.06(a)) if the Company makes provision for each Holder to participate in the transaction, at the same time and upon the same terms as holders of Common Stock participate in such transaction, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 10.06 on account of such transaction), multiplied by principal amount (expressed in thousands) of Securities held by such Holder.

Section 10.08 Other Adjustments. Whenever any provision of this Indenture requires the computation of an average of the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a period of multiple Trading Days (including an Observation Period and the period for determining the Applicable Price for purposes of a Make-Whole Fundamental Change), the Board of Directors, in its good faith determination, shall appropriately adjust such average to account for any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the effective date, Ex Date or expiration date of such event occurs at any time on or after the first Trading Day of such period and on or prior to the last Trading Day of such period.

Section 10.09 Adjustments for Tax Purposes. Except as prohibited by law the Company may (but is not obligated to) increase the Conversion Rate, in addition to those required by Section 10.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its shareholders will not be taxable to the recipients thereof or in order to avoid or diminish any such taxation.

Section 10.10 Notice of Adjustment. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

Section 10.11 Effect of Reclassifications, Consolidations, Mergers, Binding Share Exchanges or Sales on Conversion Privilege. If the Company:

(a) reclassifies the Common Stock (other than a change as a result of a subdivision or combination of Common Stock to which Section 10.06(a) applies);

(b) is party to a consolidation, merger or binding share exchange; or

(c) sells, transfers, leases, conveys or otherwise disposes of all or substantially all of the consolidated property or assets of the Company,

in each case, pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property (any such event, a “Merger Event”), each $1,000 principal amount of converted Securities will, from and after the effective time of such Merger Event, be convertible into the same kind, type and proportions of consideration that a holder of a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event would have received in such Merger Event (“Reference Property”) and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 9.01(a) providing for such change in the right to convert the Securities; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 10.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 10.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 10.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have received in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Securities will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 10.14), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy its Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

The supplemental indenture referred to in the first sentence of this Section 10.11 shall provide for adjustments to the Conversion Rate that shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 10 and for the delivery of cash by the Company in lieu of fractional securities or property that would otherwise be deliverable to holders upon Conversion as part of the Reference Property, with such amount of cash determined by the Board of Directors in a manner as nearly equivalent as may be practicable to that used by the Company to determine the Closing Sale Price of the Common Stock. The provisions of this Section 10.11 shall similarly apply to successive consolidations, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 10.11.

None of the foregoing provisions shall affect the right of a Holder to convert its Securities into Common Stock (and cash in lieu of any fractional share) as set forth in Section 10.01 and Section 10.02 prior to the effective date of such Merger Event.

In the event the Company shall execute a supplemental indenture pursuant to this Section 10.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of Reference Property receivable by Holders of the Securities upon the conversion of their Securities after any such Merger Event and any adjustment to be made with respect thereto.

Section 10.12 Trustee’s Disclaimer. The Trustee and any other Conversion Agent shall have no duty to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require that any adjustment under this Article 10 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.10 hereof. Neither the Trustee nor any other Conversion Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and neither the Trustee nor any other Conversion Agent shall be responsible for the failure by the Company to comply with any provisions of this Article 10.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 10.10, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 10.11 hereof.

Section 10.13 Rights Distributions Pursuant to Shareholders’ Rights Plans. To the extent that the Company adopts a rights plan (i.e., a poison pill) and such plan is in effect upon conversion of any Security or a portion thereof, the Company shall make provision such that each Holder thereof shall receive, in addition to, and concurrently with the delivery of, the Common Stock due upon conversion, the rights described in such plan, unless the rights have separated from the Common Stock before the time of conversion, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, Distributed Property as described in Section 10.06(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 10.14 Increased Conversion Rate Applicable to Certain Securities Surrendered in Connection with Make-Whole Fundamental Changes. (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article 10, at any time during the period (the “Make-Whole Conversion Period”) from, and including, the effective date (the “Effective Date”) of a Make-Whole Fundamental Change (which Effective Date the Company shall disclose in the written notice referred to in Section 10.14(e)) (A) to, and including, the Close of Business on the date that is thirty (30) Business Days after the later of (i) such Effective Date and (ii) the date the Company mails to Holders the relevant notice of the Effective Date or (B) if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, and including, the Close of Business on the Fundamental Change Repurchase Date corresponding to such Fundamental Change, shall be increased to an amount equal to the Conversion Rate that would, but for this Section 10.14, otherwise apply to such Security pursuant to this Article 10, plus an amount equal to the Make-Whole Applicable Increase.

(b) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the Effective Date and the Applicable Price of such Make-Whole Fundamental Change:

	Applicable Price
Effective Date	$235.31	$240.00	$250.00	$260.00	$270.00	$280.00	$290.00	$300.00	$325.00	$350.00	$375.00	$400.00
[Year 0]	0.7048	0.6630	0.5751	0.4978	0.4297	0.3698	0.3169	0.2704	0.1770	0.1099	0.0624	0.0300
[Year 1]	0.7048	0.6605	0.5712	0.4927	0.4237	0.3630	0.3098	0.2631	0.1700	0.1039	0.0579	0.0272
[Year 2]	0.7048	0.6581	0.5665	0.4863	0.4160	0.3544	0.3006	0.2536	0.1608	0.0959	0.0517	0.0232
[Year 3]	0.7048	0.6581	0.5643	0.4812	0.4087	0.3455	0.2905	0.2428	0.1496	0.0859	0.0437	0.0177
[Year 4]	0.7048	0.6548	0.5550	0.4684	0.3933	0.3284	0.2723	0.2239	0.1306	0.0678	0.0273	0.0047
[Year 5]	0.7048	0.6363	0.5300	0.4388	0.3609	0.2946	0.2384	0.1910	0.1032	0.0481	0.0157	0.0009
[Year 6]	0.7048	0.5994	0.4798	0.3792	0.2959	0.2278	0.1728	0.1289	0.0560	0.0184	0.0020	—
[Year 7]	0.7048	0.5647	0.3909	0.2297	0.0797	—	—	—	—	—	—	—

provided, however, that:

(i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) Applicable Prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such higher and lower Applicable Prices, or for such earlier and later Effective Dates based on a three hundred and sixty five (365) day year, as applicable;

(ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $400.00 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $235.31 per share (subject to adjustment in the same manner as the Applicable Prices pursuant to Section 10.14(b)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);

(iii) if an event occurs that requires, pursuant to this Article 10 (other than solely pursuant to this Section 10.14), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each Applicable Price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such Applicable Price, at and after such time, shall be equal to the product of (A) such Applicable Price as in effect immediately before such adjustment to such Applicable Price and (B) a fraction the numerator of which is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and the denominator of which is the Conversion Rate to be in effect, in accordance with this Article 10, immediately after such adjustment to the Conversion Rate;

(iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner, for the same events and at the same time as the Conversion Rate is required to be adjusted pursuant to Section 10.06 through Section 10.13; and

(v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 10.14 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 4.2463 shares per $1,000 principal amount (the “Maximum Conversion Rate”); provided, however, that the Maximum Conversion Rate shall be adjusted at the same time and in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article 10.

(c) Subject to Section 10.11, upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 10.02; provided, however, that if at the effective time of a Make-Whole Fundamental Change described in clause (c) of the definition of Change in Control the consideration for the Common Stock is composed entirely of cash, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Applicable Price for the transaction and shall be deemed to be an amount equal to, per $1,000 principal amount of converted Securities, the Conversion Rate (including any Make-Whole Applicable Increase), multiplied by such Applicable Price. In such event, the Conversion Obligation will be determined and shall be paid to Holders in cash on the third Business Day following the Conversion Date.

(d) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (i) if such Make-Whole Fundamental Change is a transaction or series of transaction described in clause (c) of the definition of Change in Control and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change and (ii) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding, but excluding, the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Board of Directors, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.

(e) The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change in accordance with Section 10.01(a)(iv). Each such notice shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase, including, without limitation, the last day of the Make-Whole Conversion Period).

(f) For avoidance of doubt, the provisions of this Section 10.14 shall not affect or diminish the Company’s obligations, if any, pursuant to Article 3 with respect to a Make-Whole Fundamental Change that also constitutes a Fundamental Change.

(g) Nothing in this Section 10.14 shall prevent an adjustment to the Conversion Rate pursuant to Section 10.06 in respect of a Make-Whole Fundamental Change.

ARTICLE 11

CONCERNING THE HOLDERS

Section 11.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12 or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Securities, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 11.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the security register of the Registrar or by a certificate of the Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Section 11.03 Persons Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Registrar may deem the Person in whose name a Security shall be registered upon the security register of the Registrar to be, and may treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.12 and Section 4.01) accrued and unpaid interest on such Security, or the Fundamental Change Repurchase Price, if applicable, and the Redemption Price, if applicable, for conversion of such Security and for all other purposes; and

neither the Company nor the Trustee nor any authenticating agent nor any Paying Agent nor any Conversion Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security. Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Physical Security in accordance with the provisions of this Indenture.

ARTICLE 12

HOLDERS’ MEETINGS

Section 12.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Section 12.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be mailed to Holders of such Securities at their addresses as they shall appear on the security register of the Registrar. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by mailing notice thereof as provided in Section 12.02.

Section 12.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.05 Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of Holders of greater than two-thirds of the aggregate principal amount of the Securities represented at the meeting and entitled to vote at the meeting, or, if no Holder and its Affiliates in the aggregate beneficially own a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote at the meeting, the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.09, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by such Holder or proxyholder, as the case may be; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of greater than two-thirds of the aggregate principal amount of the Securities represented at the meeting, or, if no Holder and its Affiliates in the aggregate beneficially own a majority in aggregate principal amount of the Securities represented at the meeting, the Holders of a majority in aggregate principal amount of the Securities represented at the meeting, in each case whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 12.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 12.02. The record shall show the principal amount of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07 No Delay of Rights by Meeting. Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE 13

OPTIONAL REDEMPTION

Section 13.01 Right to Redeem. Beginning [4th anniversary of the Issue Date], the Company may, at its option, redeem the Securities, in whole or in part, other than the Securities that the Company is required to repurchase pursuant to Article 3, if the Closing Sale Price of the Common Stock for 20 or more Trading Days in the period of 30 consecutive Trading Days ending on the Trading Day immediately prior to the date on which the Company provides notice of such redemption exceeds 140% of the applicable Conversion Price in effect on each such Trading Day (such redemption, an “Optional Redemption”).

(a) If the Company elects to redeem Securities pursuant to an Optional Redemption, the Redemption Price shall be payable in cash and shall be equal to 100% of the principal amount of Securities being redeemed, together with accrued and unpaid interest to, but not including, the Redemption Date (or, in the case of a Default by the Company in the payment of the Redemption Price, the day on which such Default is no longer continuing); provided further, that if the Redemption Date occurs after a Record Date and on or prior to the corresponding Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record at the Close of Business on the corresponding Record Date, and the Redemption Price payable to the Holder who presents the Security for redemption shall be 100% of the principal amount of such Security.

(b) No Securities may be redeemed by the Company pursuant to an Optional Redemption if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded by the Holders, on or prior to the Redemption Date.

(c) Except as provided in this Section 13.01, the Securities shall not be redeemable by the Company.

Section 13.02 Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed pursuant to an Optional Redemption, the Trustee shall select the Securities to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, or on a pro rata basis or by any other method the Trustee considers reasonable and, in the case of any Global Securities, in accordance with applicable procedures of the Depositary (so long as such method is not prohibited by the rules of The NASDAQ Global Select Market or any stock exchange on which the Securities are then listed, as applicable); provided however that no Security with a principal amount of $1,000 or less shall be redeemed in part. The Trustee shall make the selection within seven days from its receipt of the Notice of Optional Redemption from the Company delivered pursuant to Section 13.03 from outstanding Securities not previously called for redemption or submitted for conversion or repurchase.

Section 13.03 Notice of Optional Redemption. Not more than 60 calendar days but not less than 30 calendar days prior to a Redemption Date in connection with an Optional Redemption (the “Optional Redemption Required Notice Period”), the Company shall mail a written notice of redemption (a “Notice of Optional Redemption”) by first-class mail, postage prepaid (in the case of Securities held in book entry form, by electronic transmission), to the Trustee, the Paying Agent and each Holder of Securities to be redeemed, at their addresses set forth in the Register; provided however, that the Company shall not deliver any such notice to any Holder, the Trustee or the Paying Agent at any time when there exists any Default or an Event of Default.

The Notice of Optional Redemption shall specify the Securities to be redeemed and shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) the applicable Conversion Rate, the applicable Conversion Price and the Settlement Method to be used in respect of any conversion of Securities;

(iv) the name and address of the Paying Agent and Conversion Agent;

(v) that Securities called for redemption may be converted at any time before the Close of Business on the Business Day immediately preceding the Redemption Date (or, if the Company fails to pay the Redemption Price, such date on which the Company pays the Redemption Price), at which time the right of the Holder to convert such Securities called for redemption will expire;

(vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

(vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

(viii) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if such Securities are held other than in global form) and principal amounts of the particular Securities to be redeemed;

(ix) that, unless the Company defaults in making payment of such Redemption Price, interest will cease to accrue on and after the Redemption Date; and

(x) the CUSIP number of the Securities.

At the time that such Notice of Optional Redemption is provided, the Company will publish a notice containing such information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

At the Company’s written request delivered at least five Business Days (unless a shorter time period shall be acceptable to the Trustee) prior to the date such Notice of Optional Redemption is to be given, the Trustee shall give the Notice of Optional Redemption to each Holder of Securities to be redeemed within the Optional Redemption Required Notice Period in the Company’s name and at the Company’s expense.

Section 13.04 Effect of Notice of Optional Redemption. Once a Notice of Optional Redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the Notice of Optional Redemption except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the Notice of Optional Redemption.

Section 13.05 Deposit of Redemption Price. If the Paying Agent holds money sufficient to pay the Redemption Price with respect to any Securities for which a Notice of Optional Redemption has been given, then, immediately on and after the Redemption Date, interest on such Securities shall cease to accrue, whether or not the Securities are delivered to the Paying Agent, and all other rights of the Holders of such Securities shall terminate, other than the right to receive the Redemption Price of such Security.

Section 13.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part pursuant to an Optional Redemption, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination, which shall be $1,000 or an integral multiple of $1,000 in excess thereof, equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to register the transfer of or exchange any Securities selected for redemption, in whole or in part, except the unredeemed portion of any Securities being redeemed in part. If the Trustee selects a portion of a Holder’s Securities for Optional Redemption and the Holder converts a portion of such Holder’s Securities, the converted portion of such Holder’s Securities shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

ARTICLE 14

MISCELLANEOUS

Section 14.01 Notices. Any notice or communication by the Company or the Trustee to the other shall be deemed to be duly given if made in writing and delivered:

(a) by hand (in which case such notice shall be effective upon delivery);

(b) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof); or

(c) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the Business Day immediately after being deposited with such courier service),

in each case to the recipient party’s address or facsimile number, as applicable, set forth in this Section 14.01. The Company or the Trustee by notice to the other may designate additional or different addresses or facsimile numbers for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.

All notices or communications shall be in writing.

The Company’s address is:

Broadcom Limited

1320 Ridder Park Drive

San Jose, CA 95131

The Trustee’s address is:

[Trustee Name]

[Trustee Address]

Section 14.02 Communication by Holders with Other Holders. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c). Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Securities.

Section 14.03 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture other than an action to be taken on the Issue Date in connection with the initial issuance of the Securities, the Company shall furnish to the Trustee:

(a) an Officers’ Certificate stating that, in the opinion of the signatories to such Officers’ Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officers’ Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officers’ Certificate or certificates of public officials as to factual matters if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

Section 14.04 Statements Required in Certificate or Opinion. Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) which shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 14.05 Rules by Trustee and Agents. The Registrar, Paying Agent or Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 14.06 Legal Holidays. If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on that payment for the intervening period.

Section 14.07 Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 14.08 Governing Law. THIS INDENTURE AND THE SECURITIES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating solely to this Indenture or the transactions contemplated hereby, to the general jurisdiction of the Supreme Court of the State of New York, County of New York or the United States Federal District Court sitting for the Southern District of New York (and appellate courts thereof);

(b) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 14.01 or at such other address of which the other party shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (a) are not available despite the intentions of the parties hereto;

(e) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(f) agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law; and

(g) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Indenture.

Section 14.09 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10 Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.11 Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 14.12 Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.13 Calculations in Respect of the Securities. The Company and its agents shall make all calculations under this Indenture and the Securities. These calculations include, but are not limited to, determinations of the Closing Sale Price of the Common Stock, the number of shares deliverable upon conversion, the Daily VWAPS, the Daily Settlement Amounts, the Daily Conversion Values, the Conversion Rate of the Securities and amounts of interest payable on the Securities. The Company and its agents shall make all of these calculations in good faith, and, absent manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Section 14.14 No Personal Liability of Directors, Officers, Employees or Shareholders. None of the Company’s past, present or future directors, officers, employees or stockholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 14.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 14.16 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

BROADCOM LIMITED, a Delaware corporation

By:
Name:
Title:

[Signature Page to Indenture]

[TRUSTEE NAME], as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF SECURITY]

[INSERT PRIVATE PLACEMENT LEGEND (SECURITIES) AND GLOBAL SECURITY LEGEND, AS REQUIRED]

BROADCOM LIMITED

Certificate No. _______

CUSIP:         [                ]

ISIN:            [                 ]

3.00% Convertible Senior Notes Due 20[•] (the “Securities”)

Broadcom Limited, a Delaware corporation (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [                ]11 [Cede & Co.]12, or its registered assigns, the principal sum [of [                    ] dollars ($[                    ])]13 [as set forth in the “Schedule of Exchanges of Interests in the Global Security” attached hereto, which amount, taken together with the principal amounts of all other outstanding Securities, shall not, unless permitted by the Indenture, exceed [                    ] dollars ($[                    ]) in aggregate at any time, in accordance with the rules and procedures of the Depositary]14, on [•], [•], (the “Maturity Date”), and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: [•] and [•], with the first payment to be made on [•].

Record Dates: [•] and [•].

The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

[11]	This is included for Physical Securities.
[12]	This is included for Global Securities.
[13]	This is included for Physical Securities.
[14]	This is included for Global Securities.

IN WITNESS WHEREOF, Broadcom Limited has caused this instrument to be duly signed.

BROADCOM LIMITED, a Delaware corporation

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to

in the within-mentioned Indenture.

[TRUSTEE NAME], as Trustee

By:
Authorized Signatory

Dated:

[Authentication Page for Broadcom Limited 3.00% Convertible Senior Notes due 20[•]]

[FORM OF REVERSE OF SECURITY]

BROADCOM LIMITED

3.00% Convertible Senior Notes Due 20[•]

1. Interest. Broadcom Limited, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on [•] and [•] of each year, with the first payment to be made on [•]. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, [•], in each case to, but excluding, the next Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay, in cash, interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Securities. In certain circumstances, Additional Interest will be payable in accordance with Section 6.02(b) of the Indenture and any reference to “interest” shall be deemed to include any such Additional Interest.

2. Maturity. The Securities will mature on the Maturity Date.

3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the Persons who are Holders of record of Securities at the Close of Business on the Record Date set forth on the face of this Security immediately preceding the applicable Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect the principal amount plus, if applicable, accrued and unpaid interest, if any, the Redemption Price, or the Fundamental Change Repurchase Price, payable as herein provided on the Maturity Date, any Redemption Date or any Fundamental Change Repurchase Date, as applicable.

4. Paying Agent, Registrar, Conversion Agent. Initially, [Trustee Name] (the “Trustee”) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without prior notice.

5. Indenture. The Company issued the Securities under an Indenture dated as of [•], 20[•] (the “Indenture”) between the Company and the Trustee. The Securities are subject to all terms set forth in the Indenture, and Holders are referred to the Indenture for a statement of such terms. The Securities are unsecured senior obligations of the Company limited to $5,000,000,000 aggregate principal amount, except as otherwise provided in the Indenture (and except for Securities issued in substitution for destroyed, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

6. Redemption. No sinking fund is provided for the Securities. Prior to [4th anniversary of the Issue Date], the Securities will not be redeemable. On or after [4th anniversary of the Issue Date], and prior to the Maturity Date, the Company may redeem for cash all or part of the Securities if the Closing Sale Price of the Common Stock equals or exceeds 140% of the applicable Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on the Trading Day immediately prior to the date on which the Company delivers the Notice of Optional Redemption. The redemption price will equal the sum of 100% of the principal amount of the Securities being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. The Company may also redeem all or part of the Securities for certain tax reasons as provided in the Indenture.

7. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on the Fundamental Change Repurchase Date at a price payable in cash equal to the Fundamental Change Repurchase Price.

8. Conversion. As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding [three months prior to the Maturity Date], and (ii) on or after [three months prior to the Maturity Date], at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Security or a portion of this Security with a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof, into cash, Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, determined in accordance with Article 10 of the Indenture at the Conversion Rate set forth in the Indenture.

9. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges as set forth in the Indenture. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security for which a Repurchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unrepurchased portion of Securities being repurchased in part.

10. Persons Deemed Owners. The registered Holder of a Security will be treated as its owner for all purposes. Only registered Holders of Securities shall have the rights under the Indenture.

11. Amendments, Supplements and Waivers. The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Securities, and in certain other circumstances, with the consent of the Required Holders, to amend or supplement the Indenture or the Securities.

12. Defaults and Remedies. Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by notice to the Company and the Trustee may declare the principal of, and any accrued and unpaid interest on, all Securities to be due and payable immediately. If any of certain bankruptcy or insolvency-related Events of Default occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Subject to certain exceptions, the Required Holders by written notice to the Trustee may rescind or annul an acceleration and its consequences if certain conditions specified in the Indenture are satisfied.

13. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

14. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Broadcom Limited

1320 Ridder Park Drive

San Jose, CA 95131

ATTACHMENT 1

FORM OF ASSIGNMENT

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:
NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	to Broadcom Limited or any Subsidiary thereof; or

(2)	pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Unless one of the items (1) through (3) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company, the transfer agent or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other evidence as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

ATTACHMENT 2

FORM OF CONVERSION NOTICE

To convert this Security in accordance with the Indenture, check the box:

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

$__________________

If you want the stock certificate representing the Common Stock issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:______________	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

ATTACHMENT 3

FORM OF REPURCHASE NOTICE

Certificate No. of Security: ___________

Principal Amount of this Security: $ ___________

If you want to elect to have this Security purchased by the Company pursuant to Section 3.01 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 3.01 of the Indenture, state the principal amount to be so purchased by the Company:

$ __________________________________

(in an integral multiple of $1,000)

Date:__________________	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A15

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

Broadcom Limited

3.00% Convertible Senior Notes Due 20[•]

The initial principal amount of this Global Security is                  DOLLARS ($[                ]). The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[15]	This is included in Global Securities.

EXHIBIT B-1A

FORM OF PRIVATE PLACEMENT LEGEND (SECURITIES)

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF BROADCOM LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Each Affiliate Security shall include the following legend:

THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY ARE HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

B-1A-1

EXHIBIT B-1B

FORM OF PRIVATE PLACEMENT LEGEND (COMMON STOCK)

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

AGREES FOR THE BENEFIT OF BROADCOM LIMITED (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE INDENTURE PURSUANT TO WHICH THIS SECURITY WAS ISSUED), EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (C) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock held by an Affiliate of the Company shall also include the following legend:

THIS SECURITY IS HELD BY AN AFFILIATE OF THE COMPANY AND ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER UNDER RULE 144 UNDER THE SECURITIES ACT.

B-1B-1

EXHIBIT B-2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.15 AND 2.16 OF THE INDENTURE.

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EXHIBIT C

Form of Notice of Transfer Pursuant to Registration Statement

Broadcom Limited

1320 Ridder Park Drive

San Jose, CA 95131

[Trustee Name]

[Trustee Address]

Re:	Broadcom Limited (the “Company”) 3.00% Convertible Senior Notes Due 20[•] (the “Securities”)

Ladies and Gentlemen:

Please be advised that                      has transferred $                     aggregate principal amount of the Securities and                      shares of common stock of the Company issued on conversion of the Securities (“Common Stock”) pursuant to an effective Registration Statement on Form S-3 (File No. 333-                ).

Very truly yours,

(Name)

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [●], 20[●], by and among Broadcom Limited, a Delaware corporation (the “Company”) and the holders listed on Schedule I hereto (collectively, the “Holders”).

WHEREAS, the Holders have, pursuant to that certain Note Purchase Agreement, dated as of February 11, 2018, between the Company and the Holders (the “Purchase Agreement”), agreed to purchase the Company’s 3.00% Convertible Senior Notes due 20[●]1 (the “Notes”), subject to the terms and conditions set forth therein; and

WHEREAS, it is a condition to the closing (the “Closing”) of the transactions contemplated by the Purchase Agreement that the Company and the Holders enter into this Agreement at or prior to the Closing in order to grant the Holders certain registration rights as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Holders agree as follows:

1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:

“Affiliate” of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person; provided, that with respect to Chip Jersey Holdco Limited, the term “Affiliate” shall include CVC Capital Partners Advisory (U.S.) Inc., CVC Capital Partners SICAV-FIS S.A. and their respective Affiliates. For purposes of this definition, “control” when used with respect to any Person has the meaning specified in Rule 12b-2 under the Exchange Act; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined under Rule 405.

“Available” means, with respect to a Registration Statement, that such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, such that such Registration Statement will be available for the resale of Registrable Securities.

“Black-Out Period” has the meaning set forth in Section 2(b).

“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday

[1]	To match maturity of Notes.

or Friday and is not a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or Exchange Act.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Effective Date” means the time and date that the Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission or otherwise becomes effective.

“Effectiveness Date” means:

(a) with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, (i) the date such Registration Statement is filed, if the Company is a WKSI as of such date, or (ii) if the Company is not a WKSI as of the date such Registration Statement is filed, the 90th day following the Testing Date; and

(b) with respect to any additional Registration Statements that may be required pursuant to Section 2(a) hereof, (i) if the Company is a WKSI, the date such additional Registration Statement is filed or (ii) if the Company is not a WKSI, the earlier of: (x) the 90th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section and (y) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments.

“Effectiveness Period” has the meaning set forth in Section 2(a).

“Electing Holders” means (i) the Holders and their Affiliates that hold greater than two-thirds of the Registrable Securities then held by the Holders and their Affiliates or (ii) if no Holder and its Affiliates hold a majority of the Registrable Securities then held by the Holders and their Affiliates, the Holders and their Affiliates that hold a majority of the Registrable Securities then held by the Holders and their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means:

(a) with respect to the initial Registration Statement required to be filed to cover the resale by the Holders of the Registrable Securities, (i) if the Company is a WKSI on the date that is 90 days prior to the date that is six months following the date of this Agreement (the “Testing Date”) and on the date that is six months following the date of this Agreement, the date that is six months following the date of this Agreement, (ii) if the Company is not a WKSI on the Testing Date, the Testing Date or (iii) if the

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Company is a WKSI on the Testing Date and is not a WKSI on the date that is six months following the date of this Agreement, the 15th Business Day following the date on which the Company is no longer a WKSI; and

(b) with respect to any additional Registration Statements that may be required pursuant to Section 2(a) hereof, the 30th day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section.

“Freely Tradable” means, with respect to any security, a security that is eligible to be sold by the Holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144.

“Indemnified Party” has the meaning set forth in Section 5(c).

“Indemnifying Party” has the meaning set forth in Section 5(c).

“Indenture” has the meaning set forth in the Purchase Agreement.

“Losses” has the meaning set forth in Section 5(a).

“Notifying Holders” has the meaning set forth in Section 3(m).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Plan of Distribution” means the plan of distribution in substantially the form attached hereto as Annex A.

“Proceeding” means a pending action, claim, suit, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition) or investigation known to the Company to be threatened.

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Questionnaire” has the meaning set forth in Section 3(l).

“Registrable Securities” means (i) the Notes; (ii) the Common Stock issuable or issued upon conversion of the Notes and (iii) any securities issued as (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued as) a

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dividend, stock split, combination, or any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) (without giving effect to any election by the Company therein), above or this clause (iii); provided, however, that the term “Registrable Securities” shall exclude in all cases any securities (1) sold or exchanged by a Person pursuant to an effective registration statement under the Act or in compliance with Rule 144, (2) that are Freely Tradable (it being understood that for purposes of determining eligibility for resale under clause (2) of this proviso, no securities held by any Holder shall be considered Freely Tradable (x) to the extent such Holder reasonably determines that it is an Affiliate of the Company or (y) with respect to a particular Holder and its Affiliates, whenever such Holder and its Affiliates own Notes in an aggregate principal amount of at least $300,000,000 or (3) that shall have ceased to be outstanding.

“Registration Statement” means a registration statement in the form required to register the resale of the Registrable Securities, and including the Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 405” means Rule 405 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 433” means Rule 433 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Suspension Notice” has the meaning set forth in Section 3(k)(B).

“Trading Day” means a day during which trading in the Common Stock generally occurs.

“Trading Market” means the principal national securities exchange on which the Common Stock is listed.

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“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Use Notice” has the meaning set forth in Section 3(k).

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

2. Registration.

(a) On or prior to each Filing Date, the Company will use reasonable best efforts to prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement (i) shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another available form) and, if the Company is a WKSI as of the Filing Date, shall be an Automatic Shelf Registration Statement and (ii) shall contain (except if otherwise requested by the Electing Holders or required pursuant to written comments received from the Commission upon a review of such Registration Statement) the Plan of Distribution. The Company will use its reasonable best efforts to cause the Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as possible but, in any event, no later than the Effectiveness Date, and will use its reasonable best efforts to keep the Registration Statement (or a replacement Registration Statement) continuously effective under the Securities Act until the registration rights under this Agreement terminate in accordance with Section 2(c) (the “Effectiveness Period”). In addition, the Company will, promptly and from time to time, use reasonable best efforts to file such additional Registration Statements to cover resales of any Registrable Securities which are not registered for resale pursuant to a pre-existing Registration Statement no later than the Filing Date with respect thereto, and will use its reasonable best efforts to cause such Registration Statement to be declared effective or otherwise to become effective under the Securities Act as soon as practicable after the applicable Filing Date but, in any event, no later than the applicable Effectiveness Date, and will use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act at all times during the Effectiveness Period; provided that, the Company will not be obligated to update the Registration Statement and no sales may made under the applicable Registration Statement during any Black-Out Period of which the Holders have received actual notice; provided further that, the Company will not be obligated to amend the Registration Statement (which amendment may be effected through a Prospectus) or file any additional Registration Statement to add additional Holders as selling securityholders therein until such time as the Company has received completed Questionnaires with respect to at least $300,000,000 aggregate principal amount of Registrable Securities and in no event more than once in any fiscal quarter.

(b) If the Company at any time during a period the Registration Statement is effective reasonably determines in good faith and in its reasonable judgment that (i) the ongoing registration would be reasonably likely to materially interfere with a bona fide business or financing transaction of the Company, would require premature disclosure of information (the premature disclosure of which could materially and adversely affect the Company) or would

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otherwise be seriously detrimental to the Company or (ii) that the Registration Statement is subject to a stop order, is no longer effective or is otherwise not Available for use, the Company may suspend sales of securities pursuant to the Registration Statement for a period of not more than seventy five (75) consecutive calendar days or an aggregate of one hundred twenty (120) days in any twelve month period (a “Black-Out Period”) and agrees to (i) furnish to each Holder a certificate signed by an officer of the Company to that effect and (ii) notify each Holder promptly upon each of the commencement and termination of each Black-Out Period. Each Holder agrees that, upon any such notice from the Company, it will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until receipt of the Company’s notice as to the termination of the Black-Out Period. Each of the Holders agree to keep the notice of Black-Out Period confidential and shall not disclose such notice or reasons to any Person other than such Holder’s legal counsel or as required by law.

(c) The registration rights granted under this Section 2 shall automatically terminate upon the earliest of (i) such time as there are no outstanding Registrable Securities, (ii) such time as the Holders, together with all Affiliates, hold Registrable Securities with an aggregate principal amount of less than $300,000,000 and (iii) [●]2.

3. Registration Procedures.

The procedures to be followed by the Company and each selling Holder, and the respective rights and obligations of the Company and such Holders, with respect to the preparation, filing and effectiveness of a Registration Statement, and the distribution of Registrable Securities pursuant thereto, are as follows:

(a) At or before the Effective Date of any Registration Statement, the Company shall qualify the Indenture under the Trust Indenture Act. In the event that such qualification would require appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(b) The Company will, at least five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (other than any amendment or supplement made through the incorporation by reference of ordinary course Exchange Act filings), (i) furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such Holders and (ii) use its reasonable best efforts to address in each such document when so filed with the Commission such comments as the Holders reasonably shall propose.

(c) Subject to Section 2, the Company will use reasonable best efforts to (i) prepare and file with the Commission such amendments, including post-effective amendments, and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary under applicable law with respect to the disposition of all Registrable Securities covered by such Registration Statement and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by

[2]	To match maturity date of the Notes.

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any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that pertains to the Holders as selling securityholders but not any comments that would result in the disclosure to the Holders of material and non-public information concerning the Company.

(d) The Company will comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

(e) The Company will notify the Holders as promptly as reasonably possible (i) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; and (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose.

(f) The Company will use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, at the earliest practicable moment, or if any such order or suspension is made effective during any Black-Out Period, at the earliest practicable moment after the Black-Out Period is over.

(g) During the Effectiveness Period, the Company will furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company will not have any obligation to provide any document pursuant to this clause that is publicly available on the EDGAR system.

(h) The Company will promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (other than any amendment or supplement made through the incorporation by reference of ordinary course Exchange Act filings) as such Persons may reasonably request during the Effectiveness Period. The Company consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in accordance with this Agreement.

(i) The Company will, prior to any public offering of Registrable Securities, use reasonable best efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or blue sky laws of those jurisdictions within the United States as any Holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and use its reasonable best efforts to do any

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and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, that the Company will not be required to (i) qualify generally to do business or as a dealer in securities in any jurisdiction where it is not then so qualified or (ii) take any action which would subject the Company to general service of process or any material tax in any such jurisdiction where it is not then so subject.

(j) The Company will cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Indenture, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request in writing. In connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause an opinion of counsel as to the effectiveness of the Registration Statement to be delivered to its transfer agent when and as required by such transfer agent from time to time, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

(k) Subject to Section 2, the Company will use reasonable best efforts to prepare such supplements or amendments, including a post-effective amendment, if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the Effectiveness Period; provided, that no such supplement, amendment or filing will be required during a Black-Out Period. No later than 8:00 p.m. (New York time) on any Trading Day on which the Company receives a written notice (a “Use Notice”) prior to 2:00 p.m. (New York time) on such Trading Day (or if such request is received after 2:00 p.m. (New York time), no later than 8:00 p.m. (New York time) on the following Trading Day) from a Holder that such Holder intends to use the Registration Statement to resell Registrable Securities, the Company will (A) provide written confirmation to such Holder that the applicable Registration Statement is Available or (B) provide written notice (a “Suspension Notice”) that the use of such Registration Statement is suspended due to a Black-Out Period. No Suspension Notice will contain the reason for the Black-Out Period. The Company will promptly provide the Holders written notice when the Black-Out Period ends. If a Black-Out Period commences during any 30 Trading Day period following delivery of a Use Notice and a notice from the Company under clause (A) above, the Company will provide as promptly as practicable the Holders with written notice thereof and that the Registration Statement is no longer Available.

(l) Notwithstanding any other provision of the Agreement, no Holder of Registrable Securities may include any of its Registrable Securities in the Registration Statement pursuant to this Agreement unless the Holder furnishes to the Company a completed questionnaire substantially in the form of Exhibit A (the “Questionnaire”) for use in connection with the Registration Statement at least ten (10) Trading Days prior to the filing of the Registration Statement or an amendment thereof. Each Holder who intends to include any of its Registrable Securities in the Registration Statement shall promptly furnish the Company in writing such other information as the Company may reasonably request in writing.

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(m) The Holders may distribute the Registrable Securities by means of up to two underwritten offerings; provided that (a) one or more Holders that hold not less than a majority of the Registrable Securities then held by the Holders (the “Notifying Holders”) provide written notice to the Company of their intention to distribute Registrable Securities by means of an underwritten offering, (b) the managing underwriter or underwriters thereof shall be designated by the Notifying Holders; provided, however, that such designated managing underwriter or underwriters shall be reasonably acceptable to the Company, (c) each Holder participating in such underwritten offering agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled selecting the managing underwriter or underwriters hereunder and (d) each Holder participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Company hereby agrees with each Holder that, in connection with any underwritten offering in accordance with the terms hereof, it will negotiate in good faith and execute all indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including using reasonable best efforts to procure customary legal opinions and auditor “comfort” letters.

(n) In the event the Holders seek to complete an underwritten offering pursuant to Section 3(l), for a reasonable period prior to the filing of any Registration Statement, and throughout the Effectiveness Period, the Company will make available upon reasonable notice at the Company’s principal place of business or such other reasonable place for inspection by the managing underwriter or underwriters selected in accordance with Section 3(l), such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege in such counsel’s reasonable belief), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Holders (and any managing underwriter or underwriters) shall be conducted by legal counsel to the Holders (and legal counsel to such managing underwriter or underwriters); provided, further, that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in the Registration Statement or in any other manner other than through the release of such information by any Person afforded access to such information pursuant hereto), or (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement); provided, further, that nothing herein shall prohibit disclosure of records or information by each such party to any of their respective Affiliates or any limited partners of such Affiliates.

4. Registration Expenses. All fees and expenses incident to the Company’s performance of or compliance with their obligations under this Agreement (excluding any underwriting discounts and selling commissions, but including all legal fees and expenses of one legal counsel to the Holders) shall be borne by the Company whether or not any Registrable

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Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market, and (B) in compliance with applicable state securities or blue sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Notifying Holders included in the Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of their internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. For the avoidance of doubt, each Holder shall pay all underwriting and placement discounts and commissions, agency and placement fees, brokers’ commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities. In addition to the foregoing, the Company shall pay the reasonable legal fees and expenses of the single counsel to the Holders in connection with the Registration Statement (not to exceed $25,000 in the aggregate).

5. Indemnification.

(a) Indemnification by the Company. The Company will, notwithstanding any termination of this Agreement, jointly and severally, indemnify and hold harmless each Holder and its Affiliates and each underwriter, broker-dealer or selling agent, if any, which facilitates the disposition of Registrable Securities, the officers, directors, agents, partners, members, stockholders and employees of each of them, each Person who controls any such Holder, underwriter, broker-dealer or selling agent (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or any “road show” (as defined in Rule 433 of the rules and regulations of the Commission under the Securities Act) that does not otherwise constitute an “issuer free writing prospectus,” or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such Losses arise out of or are based upon any untrue statements, alleged untrue statements, omissions or alleged omissions that are based solely upon information regarding such Holder, underwriter, broker-dealer or selling

11

agent furnished in writing to the Company by such Person expressly for use therein in the Questionnaire or pursuant to Section 3(l) or (ii) such Losses arise out of or are based upon transfers of Registrable Securities during a Black-Out Period of which the Holders received actual notice. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder in the Questionnaire or pursuant thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be permitted to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party (whose approval shall not be unreasonably withheld) and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding (whose approval shall not be unreasonably withheld); or (3) the named parties to any such Proceeding (including any

12

impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include a statement as to or any admission of fault, culpability or failure to act by any Indemnified Party.

All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no

13

Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder, net of any stock transfer taxes or underwriting or brokers’ commissions paid by such Holder, from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages, indemnity or contribution that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the Purchase Agreement.

6. Facilitation of Sales Pursuant to Rule 144. To the extent it shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any Holder in connection with that Holder’s sale pursuant to Rule 144, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

7. Miscellaneous.

(a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages alone would not provide adequate compensation for any Losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate. For the avoidance of doubt, all obligations of the Holders under this Agreement are several and not joint.

(b) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, that it will not commence a disposition of Registrable Securities under the Registration Statement until such Holder has received (A) written confirmation from the Company of the availability of the Registration Statement as described in Section 3(k)(A), (B) written confirmation from the Company that the Black-Out Period has ceased as described in Section 3(k) or (C) copies of the supplemented Prospectus and/or amended Registration Statement as described in Section 3(k), and, in each case, has also received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by

14

reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(c) Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Electing Holders. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Except where explicitly stated otherwise, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile or electronic mail as specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

(i) If to the Company, addressed as follows:

Broadcom Limited

1320 Ridder Park Drive

San Jose, CA 95131

Attention: General Counsel

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Attention: Anthony Richmond, Gregory Rodgers and Peter Sluka

Facsimile No.: (650) 463-2600

Email: anthony.richmond@lw.com

greg.rodgers@lw.com

peter.sluka@lw.com

(ii) If to any Holder, to the address set forth below such Holder’s name on Schedule I hereto,

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

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(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Indenture. The Company may not assign (other than by operation of law) its rights or obligations hereunder without the prior written consent of the Electing Holders. The Holders may not assign their rights and obligations hereunder (other than by operation of law); provided that a Holder may assign its rights and obligations hereunder to an Affiliate of such Holder and to any Person that has acquired the Notes or Common Stock in connection with any foreclosure of any Notes or Common Stock pledged in connection with the Back Leverage (as defined in the Purchase Agreement) and any Holder may grant a security interest in its respective rights (but not its obligations) under this Agreement in connection with any Back Leverage.

(f) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(h) Submission to Jurisdiction. Each of the parties to this Agreement irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement, or for the recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such Proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(i) Waiver of Venue. Each of the parties to this Agreement irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, (i) any objection that it may now or hereafter have to the laying of venue of any Proceeding arising out of or relating to this Agreement in any court referred to in Section 7(h) and (ii) the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

(j) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or

16

unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, between the parties, with respect to the subject matter hereof.

(m) Headings; Section References. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless otherwise stated, references to Sections, Schedules and Exhibits are to the Sections, Schedules and Exhibits of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

BROADCOM LIMITED

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

HOLDERS:

[●]
By:
Name:
Title:	Authorized Signatory

[Signature Page to the Registration Rights Agreement]

SCHEDULE I

Holders
[●]
[●]
[●]
[●]
[●]
[●]
[●]
[●]

[Signature Page to the Registration Rights Agreement]

ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the shares covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares. We will not receive any proceeds from the sale of our notes and common stock covered hereby.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, offering or a purchase by a broker or dealer. The applicable prospectus supplement will set forth the specific terms of the offering of securities, including:

•	the number of Securities offered;

•	the price of such Securities;

•	the proceeds to the selling securityholders from the sale of such Securities;

•	the names of the underwriters or agents, if any;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions allowed or paid to dealers.

The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions listed in the applicable prospectus supplement.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Because the selling securityholders may be deemed to be “underwriters” under the Securities Act, the selling securityholders must deliver this prospectus and any prospectus supplement in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Global Select Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states, the Securities may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the

Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Global Select Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

EXHIBIT A

FORM OF

SELLING SECURITYHOLDER QUESTIONNAIRE

Reference is made to that certain registration rights agreement (the “Registration Rights Agreement”), dated as of [●], 20[●], by and among Broadcom Limited (the “Company”) and the holders listed on Schedule I thereto. Capitalized terms used and not defined herein shall have the meanings given to such terms in the Registration Rights Agreement.

The undersigned Holder (the “Selling Securityholder”) of the Registrable Securities is providing this Selling Securityholder Questionnaire pursuant to Section 3(l) of the Registration Rights Agreement. The Selling Securityholder, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement. The Selling Securityholder hereby acknowledges its indemnity obligations pursuant to Section 5(b) of the Registration Rights Agreement.

The Selling Securityholder provides the following information to the Company and represents and warrants that such information is accurate and complete:

(1)	(a)	Full Legal Name of Selling Securityholder:

	(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

	(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in (3) below are held:

(2)		Address for Notices to Selling Securityholder:

Telephone (including area code):
Fax (including area code):
Contact Person:

(3)	Beneficial Ownership of Registrable Securities:

(a)	Type and Principal Amount/Number of Registrable Securities beneficially owned:

(b)	CUSIP No(s). of such Registrable Securities beneficially owned:

(4)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder with Respect to Which Item
403 or Item 507 of Regulation S-K Requires Disclosure in the Prospectus to Which This Questionnaire Relates (“Other
Securities”):

Except as set forth below in this Item (4), the Selling Securityholder is not the beneficial or registered owner of any Other
Securities of the Company other than the Registrable Securities listed above in Item (3).
(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of such Other Securities beneficially owned:

(5)	Relationship with the Company:
Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

(6)	Is the Selling Securityholder a registered broker-dealer?
Yes	☐
No	☐
If “Yes”, please answer subsection (a) and subsection (b):
(a) Did the Selling Securityholder acquire the Registrable Securities as compensation for underwriting/broker-dealer activities to the Company?
Yes ☐
No ☐
(b) If you answered “No” to question 6(a), please explain your reason for acquiring the Registrable Securities:

(7)	Is the Selling Securityholder an affiliate of a registered broker-dealer?
Yes	☐
No	☐
If “Yes”, please identify the registered broker-dealer(s), describe the nature of the affiliation(s) and answer subsection (a) and subsection (b):

(a) Did the Selling Securityholder purchase the Registrable Securities in the ordinary course of business (if no, please explain)?
Yes ☐
No ☐
Explain:

(b) Did the Selling Securityholder have an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Securities at the same time the Registrable Securities were originally purchased (if yes, please explain)?
Yes ☐
No ☐

Explain:
(8)	Is the Selling Securityholder a non-public entity?
Yes	☐
No	☐
If “Yes”, please answer subsection (a):
(a) Identify the natural person or persons that have voting or investment control over the Registrable Securities that the non-public entity owns:
(9)	Plan of Distribution:

The Selling Securityholder (including its donees and pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Registration Statement in accordance with [the Plan of Distribution attached as Annex A to the Registration Rights Agreement] [    ].

The Selling Securityholder acknowledges that it understands its obligations to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Agreement. The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In the event the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company such that such securities remain Registrable Securities under the Registration Rights Agreement, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Selling Securityholder Questionnaire and the Registration Rights Agreement.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law or by the staff of the Commission for inclusion in the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices to the Selling Securityholder pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address set forth below.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Registration Statement and the related Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related Prospectus.

By signing below, the undersigned agrees that if the Company notifies the undersigned that the Registration Statement is not available pursuant to the terms of the Registration Rights Agreement, the undersigned will suspend use of the Prospectus until notice from the Company that the Prospectus is again available.

Once this Selling Securityholder Questionnaire is executed by the undersigned and received by the Company, the terms of this Selling Securityholder Questionnaire, and the representations, warranties and agreements contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the undersigned with respect to the Registrable Securities beneficially owned by the undersigned and listed in Item (3) above. This Selling Securityholder Questionnaire shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner
By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

SELLING SECURITYHOLDER QUESTIONNAIRE TO THE COMPANY AT:

Broadcom Limited

1320 Ridder Park Drive

San Jose, CA 95131

Attention: General Counsel

EXHIBIT C

MATTERS TO BE COVERED BY OPINION OF LATHAM & WATKINS LLP

(UNITED STATES SPECIAL COUNSEL TO THE COMPANY)

•	Due incorporation and existence in good standing of the Company

•	The Notes are duly authorized

•	The Common Stock is duly authorized, reserved for issuance and will be fully paid and non-assessable; no preemptive rights

•	The Transaction Documents are duly authorized, executed and delivered

•	No conflicts with organizational documents, applicable organizational law or any applicable judgments

•	Enforceability of the Notes, the Indenture, the Note Purchase Agreement, and the Registration Rights Agreement (the “Transaction Documents”)

•	Execution of the Transaction Documents does not result in a breach of any specified agreements and forms (i.e., agreements attached to the Company’s most recent Form 10-K (excluding benefits related documents))

•	No conflict with U.S. Federal, Delaware or New York law or regulation

•	No consents or approvals required of any U.S. Federal, Delaware or New York authority

•	No SEC registration required

•	The Company is not, and immediately after giving effect to the transactions contemplated by this Agreement, will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended

EXHIBIT D

FORM OF ISSUER AGREEMENT

[Date]

[Name of Lender]

[Address]

Re:	Loan Agreement to be entered into by [Name of Borrower]

Ladies and Gentlemen:

This letter agreement (the “Issuer Agreement”) is being entered into at the request of [Name of Borrower], a [Jurisdiction of Organization][Entity Type] (the “Borrower”), in connection with the Loan Agreement dated as of [            ] between the Borrower and [Name of Lender], as lender (including any agent acting therefor, the “Lender”) (as amended and supplemented from time to time, and together with any security agreement executed in connection therewith, the “Margin Loan Agreement”), and the exercise of remedies by the Lender under the Margin Loan Agreement, including in such exercise of remedies, foreclosure, assignments, transfers or other dispositions of the Pledged Convertible Notes or Pledged Common Stock (each as defined below) made in connection with a Coverage Event (as defined in the Margin Loan Agreement)1 or an acceleration upon an event of default2 or as otherwise contemplated by the Margin Loan Agreement, collectively, the “Exercise of Remedies”, and, together with the Margin Loan Agreement, the “Transactions”); for the avoidance of doubt, any Exercise of Remedies shall be made pursuant to and subject to the foreclosure limitations set forth in Annex A (the “Foreclosure Limitations”). For purposes of this Issuer Agreement, “Closing Date” shall mean [●], 20[●]. Pursuant to the Margin Loan Agreement, the Lender is acquiring a first priority security interest in, inter alia, (x) $[            ] in aggregate principal amount of 3.00% Convertible Senior Notes due 20[●] (the “Convertible Notes” and, upon crediting of such Convertible Notes to the Collateral Account, the “Pledged Convertible Notes”) of Broadcom Limited (the “Issuer”) issued pursuant to an indenture, dated [●], 20[●] (the “Indenture”) between the Issuer and [●], as trustee (the “Trustee”) and (y) certain shares of common stock of the Issuer that may be received upon conversion of the Convertible Notes from time to time (the “Common Stock” and, upon crediting of such shares of Common Stock to the Collateral Account, the “Pledged Common Stock”) to secure the Borrower’s obligations under the Margin Loan Agreement. The Pledged Convertible Notes and any Pledged Common Stock will be credited or delivered to, and held in, one or more accounts at a third-party custodian (which may be the Lender or an affiliate thereof) (the “Custodian”) in each case subject to the security interest granted under the Margin Loan Agreement (each, a “Collateral Account”, and collectively, the “Collateral Accounts”). As used herein, “Business Day” means any day on which commercial banks are open in New York City, “DTC” means the Depository Trust Company, and “Holding Period Start Date” means the later of (x) the Closing Date and (y) the date on which the Lender’s “holding period” under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”), commences.

[1]	Subject to review of the Margin Loan Agreement by Issuer to confirm that the Lender is entitled to dispose of Pledged Convertible Notes and Pledged Common Stock upon the occurrence of a Coverage Event.
[2]	Subject to conforming changes for margin loan enforcement triggers.

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In connection with the Transactions:

1.    Issuer Agreements. The Issuer agrees, covenants, represents and warrants as follows:

(a)    The Issuer confirms that based solely on the information provided to the Issuer prior to its execution of this Issuer Agreement, the Issuer has no objection to the Transactions and none of the Transactions or the Exercise of Remedies violates, or, unless set forth herein, is restricted in any manner by, any constitutional document of the Issuer or any other agreement to which the Issuer is a party (other than the Indenture and the Note Purchase Agreement), or any insider trading or other policy or rule of the Issuer.3

(b)    The Issuer agrees and acknowledges that the Borrower shall have the right to pledge and sell the Pledged Convertible Notes or Pledged Common Stock to the extent permitted in connection with “Back Leverage” pursuant to the terms of the Note Purchase Agreement by and among [●] (the “Note Purchase Agreement”).

(c)    The Issuer acknowledges that pursuant to the Margin Loan Agreement, the Borrower can assign by way of security to the Lender its rights under the Note Purchase Agreement and the Registration Rights Agreement (as defined under the Note Purchase Agreement) under the Margin Loan Agreement, and confirms that it has no objection to the assignment of such rights thereunder or any transfers of Pledged Convertible Notes or Pledged Common Stock to the Lender made in connection with the grant of the security interest to the Lender or any Exercise of Remedies.

(d)    Except as required by applicable law and stock exchange rules, as determined in good faith by the Issuer, the Issuer will not take any actions intended to hinder or delay any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement. Without limiting the generality of paragraphs (e) through (h) below, the Issuer agrees, upon Lender’s request in connection with any Exercise of Remedies, to cooperate in good faith (and in accordance with, and subject to, the terms of the Indenture and in accordance with applicable law) with the Lender, the Trustee and/or the Transfer Agent (as defined below) relating to the Common Stock in any transfer of Pledged Convertible Notes or Pledged Common Stock or conversion of Pledged Convertible Notes to Pledged Common Stock, in each case, made pursuant to any exercise by the Lender of its remedies under the Margin Loan Agreement.

(e)    In connection with any Exercise of Remedies, the Issuer shall, to the extent reasonably requested by the Lender, use commercially reasonable efforts to cooperate in good faith with the Lender in any transfer of Pledged Convertible Notes pursuant to any such Exercise of Remedies, including to cause such Pledged Convertible Notes to be in book-entry DTC form if such Pledged Convertible Notes are (i) sold in a registered offering under the Securities Act, (ii) sold in a transaction exempt from registration under Rule 144A or Regulation

[3]	NTD: to be discussed regarding an exemption from the Company’s policy with respect to an investor that is an affiliate. Also, in the case of a fund with a director on the board, disclosure will be required under S-K 403(b).

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S promulgated pursuant to the Securities Act or (iii) sold pursuant to Rule 144, as determined by the Issuer in reliance on an Opinion of Counsel. For purposes of any transfer of Pledged Convertible Notes in the form of physical securities in connection with an Exercise of Remedies, the Issuer will not require any additional requirements to those set forth in the Foreclosure Limitations and the Indenture, other than, for any transfer of Restricted Securities (as defined in the Indenture) prior to the date that is one year immediately following the Holding Period Start Date (or such other time as may then apply under applicable securities laws), if the restrictive legends with respect to the Restricted Securities will be removed, an opinion of counsel from either (i) counsel to the Issuer or (ii) another nationally recognized counsel reasonably acceptable to the Issuer, stating, inter alia, that the restrictive notations with respect to the Pledged Convertible Notes may be removed (an “Opinion of Counsel”) and any applicable requirements of the Trustee with respect to such transfer.

(f)    In connection with any Exercise of Remedies, the Issuer shall, to the extent reasonably requested by the Lender, use commercially reasonable efforts to cooperate in good faith with the Lender in any transfer of shares of Common Stock received upon conversion of Pledged Convertible Notes pursuant to any such Exercise of Remedies and any Pledged Common Stock, including, if requested by the Lender, to cause such pledged shares of Common Stock and Pledged Common Stock to be in book-entry DTC form and, if such shares are (i) sold pursuant to a sale registered under the Securities Act or (ii) in compliance with Rule 144, as determined by the Issuer in reliance on an Opinion of Counsel, without any restricted legends and bearing an unrestricted CUSIP. In connection with an Exercise of Remedies, for purposes of any conversion of Pledged Convertible Notes in the form of physical securities and concurrent transfer of shares of Common Stock upon conversion of such Pledged Convertible Notes, the Issuer will not require any additional requirements to those set forth in the Foreclosure Limitations and the Indenture, other than (A) a certificate executed by or on behalf of the Borrower, in substantially the form set forth in Attachment 1 to Exhibit A attached to the Indenture as if references therein to Convertible Notes were instead references to Common Stock issued upon conversion of Convertible Notes mutatis mutandis and (B) for any transfer of Common Stock bearing the Common Stock Private Placement Legend (as defined in the Indenture) prior to the date one year immediately following the Holding Period Start Date (or such other time as may then apply under applicable securities laws), an Opinion of Counsel and any applicable requirements of the Transfer Agent with respect to such transfer.

(g)    In connection with any Exercise of Remedies whereby all or any portion of the Pledged Convertible Notes or Pledged Common Stock is or may be sold in a private resale transaction exempt from registration under the Securities Act prior to the date one year immediately following the Holding Period Start Date (or such other time as may then apply under applicable securities laws, as reasonably determined by Issuer), the Issuer shall use its commercially reasonably efforts to provide, within a reasonable time following a request by the Lender, a reasonable opportunity for a customary business, legal and documentary diligence investigation to potential purchasers of such Pledged Convertible Notes and/or shares of Pledged Common Stock that are institutional investors that confirm they are acquiring the securities for investment purposes only and not to influence Control (as defined below) of the Issuer, as identified by the Lender in such notice, subject to customary non-disclosure agreements to be executed by any such purchaser; provided that (i) such diligence investigation is not unreasonably disruptive to the business of the Issuer and its subsidiaries and (ii) the Issuer shall, for the avoidance of doubt, not be required to provide any diligence investigation or similar access to a competitor.

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(h)    Issuer will use commercially reasonable efforts to instruct the Trustee and/or Transfer Agent, as applicable, to give effect to the transfers contemplated above reasonably promptly upon satisfaction of the applicable conditions therefor.

(i)    The Issuer will make all payments on the Pledged Convertible Notes and the Pledged Common Stock with a record date on and after the Closing Date to the Collateral Accounts, as irrevocably directed by the Borrower, unless the Issuer has received a written notice from the Borrower and the Lender directing otherwise.

(j)    The Issuer represents and warrants that:

(1) the Issuer has not entered into any other “issuer agreement” or agreement similar to this Issuer Agreement with respect to the Pledged Convertible Notes and/or the Pledged Common Stock other than in connection with the Margin Loan Agreement4; and

(2) The Pledged Convertible Notes will, upon issuance pursuant to the terms of the Note Purchase Agreement and the terms of the Indenture and upon payment therefor, be valid and legally binding obligations of the Issuer, enforceable in accordance with their terms and the terms of the Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Pledged Common Stock, when issued upon conversion of the Pledged Convertible Notes will be duly and validly issued, fully paid and non-assessable and will not be subject to any pre-emptive or similar rights and will rank pari passu in all respects with all other existing shares of Common Stock.

The provisions of this Section 1 are solely for the benefit of the Lender, and no other person shall have rights as a third-party beneficiary of any of such provisions.

2.    Lender Agreements. The Lender represents and warrants to, and covenants and agrees with Issuer, that:

(a)    The Lender agrees and acknowledges that, prior to the occurrence and continuance of a Coverage Event or an event of default or another event under the Margin Loan Agreement that results in any Exercise of Remedies, the Lender shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Pledged Convertible Notes or Pledged Common Stock; provided that, subject to clause (e) below in the case of an assignment, the Lender may pledge or assign its rights under the Margin Loan Agreement.

(b)    The Lender hereby irrevocably acknowledges and agrees with the Issuer that the Pledged Convertible Notes or Pledged Common Stock (including, for the avoidance of doubt, any share or note that, immediately prior to any direct or indirect transfer thereof out of a

[4]	Subject to Issuer review of facts at the time.

7

Collateral Account, constitutes a Pledged Convertible Note or Pledged Common Stock) (x) have not been registered under the Securities Act or any applicable state securities laws, and are therefore “restricted securities” within the meaning of Rule 144, (y) have a holding period that, in the hands of the Lender, commenced on the Holding Period Start Date and will be in certificated format or book-entry format registered on the books and records of the Trustee or Transfer Agent, as applicable, subject to the transfer restrictions contemplated herein and in the Indenture and (z) may not be sold, pledged, hypothecated or otherwise made subject to a security interest or otherwise transferred (it being understood that a release of the Pledged Convertible Notes or Pledged Common Stock from the lien granted under the Margin Loan Agreement in accordance with the requirements set forth in this Issuer Agreement, shall not constitute a “transfer” for purposes of this clause (z)) except pursuant to a foreclosure in connection with an Exercise of Remedies: (i) to the Issuer or any subsidiary thereof; (ii) pursuant to a privately negotiated transaction exempt from the registration requirement under the Securities Act; provided that, in the case of a transfer pursuant to this clause (ii), (I) such notes and/or shares are directly registered on the books and records of [            ], as transfer agent (the “Transfer Agent”), or are in certificated form, and such notes and/or shares are legended with a transfer restriction legend in the form of the relevant Form of Private Placement Legend (as defined in the Indenture), and (II) prior to settlement, the Issuer and Transfer Agent are provided with an opinion of counsel from either (i) counsel to the Issuer or of (ii) another nationally recognized counsel, in either case, reasonably acceptable to the Issuer, stating, inter alia, that such Pledged Convertible Notes or Pledged Common Stock may be sold in the applicable transaction without registration under the Securities Act; (iii) pursuant to a transaction registered under the Securities Act; or (iv) in compliance with Rule 144, in respect of which Issuer receives an Opinion of Counsel.

(c)    The Lender is not, and has not been during the preceding three months, an affiliate (within the meaning of Rule 144) of the Issuer. If the Lender reasonably determines that it is, at the time of any sale of Pledged Convertible Notes or Pledged Common Stock, in reliance on Rule 144 or at any time during the preceding three months has been, an affiliate of the Issuer (within the meaning of Rule 144), then, for the avoidance of doubt and without limitation of the Lender’s other obligations hereunder, the Lender will comply with the conditions set forth in Rule 144 applicable to sales by affiliates, including the manner and volume conditions thereunder in any Exercise of Remedies pursuant to Rule 144.

(d)    The Lender agrees that, upon reasonable request of the Issuer for further assistance, clarification or facilitating documentation of the type specified in Sections 1(e), 1(f) or 2(b), it will cooperate in good faith with the Issuer to provide such assistance, clarification or facilitating documentation. The Lender further agrees that, if the Issuer requests any information, certification or affidavit from any third party (other than the Borrower) that purchases Pledged Convertible Notes or Pledged Common Stock from the Lender or its affiliates (other than in a transaction registered under the Securities Act or a sale pursuant to Rule 144, in respect of which Issuer receives an Opinion of Counsel), the Lender will reasonably cooperate with the Issuer’s efforts to obtain such information, certification or affidavit.

(e)    Any assignee of Lender’s rights and obligations under the Margin Loan Agreement shall enter into a joinder to this Issuer Agreement in form and substance reasonably satisfactory to the Issuer, or shall deliver to the Issuer a counterpart, executed by the assignee, of a substantially identical agreement and the Issuer shall promptly accept such assignment.

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(f)    The Lender agrees that the Issuer and its directors, officers and employees shall have no liability to the Lender for any breach of this Issuer Agreement by the Issuer that is caused, directly or indirectly, by the actions or omissions of the Borrower, Trustee and/or Transfer Agent.

(g)    The Lender will promptly notify the Issuer when (i) all obligations owed to the Lender under the Margin Loan Agreement (other than contingent indemnification obligations for which no claim has been asserted or accrued) have been paid in full and (ii) all commitments of the Lender to make loans under the Margin Loan Agreement have been terminated in full (the date as confirmed in writing by the Lender, the “Termination Date”).

(h)    On the date hereof, the Lender has provided the Issuer with a true and correct copy of the Loan Agreement and Security Agreement as in effect on the date hereof.

(i)    The Lender acknowledges and agrees that the Issuer, the Transfer Agent and their respective counsel may rely on its representations, warranties, acknowledgments and covenants set forth herein and in the Margin Loan Agreement and related documentation for purposes of facilitating the pledge of the Pledged Convertible Notes and/or Pledge Common Stock in connection with the Margin Loan Agreement and other transactions contemplated hereby.

(j)    The Lender acknowledges and agrees than any Exercise of Remedies will be subject to the Foreclosure Limitations.

3.    Borrower Undertakings. Borrower agrees with the Issuer that:

(a)    It will reimburse the Issuer for all reasonable and documented fees and expenses of the Issuer (including without limitation, all reasonable and documented fees and expenses of counsel to the Issuer) incurred in connection with the negotiation of and entry into this Issuer Agreement.

(b)    It will promptly notify the Issuer when the Termination Date has occurred.

(c)    Borrower (x) represents and warrants that the Holding Period Start Date is [        ] and (y) repeats for the benefit of the Issuer the representations and warranties contained in sections [        ] and [        ] of the Margin Loan Agreement.5

4. Miscellaneous

[5]	To cross-refer to reps related to Rule 144 status of shares and loan that are not within Issuer’s control or not confirmable by Issuer, such as full or non-recourse transaction structure, date of pledge and absence of transactions by borrower that would disrupt holding period.

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(a)    Each party represents to the other parties hereto that it has the power to execute and deliver this Issuer Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, and its obligations under this Issuer Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)    This Issuer Agreement and the rights and obligations of the Issuer, Borrower and the Lender hereunder may not be amended, modified or waived without the written consent of the other parties hereto.

(c)    Except with respect to claims of fraud, no party hereto shall have any liability hereunder for any special, incidental, punitive, indirect or consequential damages (including with respect to loss of profits).

(d)    This Issuer Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e)    Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City (and any appropriate appellate courts), in any action or proceeding arising out of or relating to this Issuer Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(f)    Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Issuer Agreement in any court referred to in Section 4(e) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(g)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ISSUER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

10

ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 4(G).

(h)    This Issuer Agreement shall expire and be of no further force and effect on and after the occurrence of the Termination Date.

[Remainder of Page Intentionally Left Blank]

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Annex A

Foreclosure Limitations

With respect to its Exercise of Remedies pursuant to the Margin Loan Agreement, and with respect to Issuer and the Pledged Convertible Notes and/or Pledged Common Stock, the Lender:

(1)    shall not be entitled to exercise its rights or remedies in a manner that would cause it (together with, without duplication, any Affiliate of it and any other person subject to aggregation of such Shares with it under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder) to become at any one time the beneficial owner (within the meaning of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) of more than 9.9% of the then outstanding Common Stock of the Issuer;

(2)    will not knowingly (after reasonable inquiry) sell, transfer or otherwise dispose of any Pledged Convertible Notes and/or Pledged Common Stock otherwise than in a Qualifying Disposition.

As used herein:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Broadly Distributed Offering” means an offering that is either (i) registered under the Securities Act or (ii) pursuant to an exemption from registration under Rule 144A or Regulation S promulgated pursuant to the Securities Act (including the acquisition of the Pledged Convertible Notes and/or Pledged Common Stock by the underwriter or initial purchaser of such offering, which may be the Lender or an Affiliate of the Lender, in connection with the settlement of such offering).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Qualifying Disposition” means a sale, transfer or other disposition of Pledged Convertible Notes and/or Pledged Common Stock:

(i)    to any Person who acquires them in a Broadly Distributed Offering;

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(ii)    effected on any securities exchange so long as neither Lender nor any of its Affiliates solicited or arranged for the solicitation of orders to buy such Pledged Convertible Notes and/or Pledged Common Stock in anticipation of or in connection with such sale;

(iii)    made in compliance with the manner-of-sale requirements set forth in Rule 144(g) of the Securities Act;

(iv)    to a Person that Lender believes in good faith is not, and after giving effect to such sale, transfer or other disposition, will not be, an “affiliate” (as such term is used under the Securities Act) of Issuer;

(v)    to a Person that is an “affiliate” (as such term is used under the Securities Act) of Issuer prior to such sale, transfer or other disposition, so long as the number of Pledged Convertible Notes, Pledged Common Stock, and/or Shares or Convertible Notes that are collateral or other security for any other transaction to which Lender or any Affiliate thereof is party, sold, transferred or otherwise disposed of to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate, assuming conversion of any Convertible Notes, exceed 5% of the outstanding shares of Common Stock of the Issuer; or

(vi)    to Issuer or any subsidiary thereof.

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